UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
BALCHEM CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2022 PROXY STATEMENT
& NOTICE OF ANNUAL MEETING

balchem
Solve Today. Shape Tomorrow.

LETTER TO STOCKHOLDERS
April 29, 2022
Dear Fellow Stockholders:
I am pleased to invite you to join us for Balchem Corporation’s 2022 Annual Meeting of Shareholders (the “Annual Meeting”), which will take place on June 23, 2022, at 9:00 a.m. Eastern Daylight Time.
Our Annual Meeting will once again be a virtual meeting. It will be conducted via live webcast, and shareholders may attend online by logging in at www.virtualshareholdermeeting.com/BCPC2022. Using this website, you will be able to listen, vote, and submit questions.
It is important that your shares be represented at the Annual Meeting and voted in accordance with your wishes. Whether or not you plan to attend the Annual Meeting, we urge you to authorize a proxy as promptly as possible — by Internet, telephone, or mail — so that your shares will be voted at the Annual Meeting. Instructions for voting are contained in the Notice Regarding the Availability of Proxy Materials, and on page 54 of the attached Proxy Statement.
At the Annual Meeting we ask for your vote to:
•	Elect three Class 1 directors to the Board of Directors to serve until the 2025 annual meeting;
•	Ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
•	Cast an advisory (nonbinding) vote on the compensation of our named executive officers; and
•	Transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
The Board of Directors unanimously recommends that you vote FOR all of the director nominees listed in the attached Proxy Statement, FOR the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and FOR the advisory (nonbinding) approval of our named executive officer compensation, all as disclosed in the attached Proxy Statement.
I would like to thank the Board of Directors for their contributions to Balchem. Our Board plays a critical and active role in our success. The Board is intimately involved in the development and implementation of our strategy. We devote a portion of each Board meeting to discussing growth, strategic initiatives, and risks and opportunities in the markets we serve, with a focus on delivering shareholder value.
I would also like to briefly mention some of our Environmental, Social, and Governance (“ESG”) initiatives from the past year:
•
Balchem continued to advance reporting in alignment with widely accepted ESG reporting frameworks, detailing our Corporate Social Responsibility efforts, which are fully integrated into our business strategy. We remain focused on our priority ESG metrics and furthering our progress towards achieving our 2030 goals to reduce both greenhouse gas emissions and water usage by 25%.

•
We celebrated the one-year anniversary of our commitment to the UN Global Compact, confirming our alignment with the Ten Principles on human rights, labor, the environment, and anti-corruption. We are proud to support several of the United Nations’ Sustainable Development Goals.

•
We took meaningful steps toward advancing diversity, inclusion, and belonging at Balchem, and remain committed to fostering a diverse and inclusive culture in which everyone feels welcomed, valued, and appreciated, while inspiring our external stakeholders to share our vision.

•
We continued our partnership with eCornell and enrolled key management team members in eCornell’s Counteracting Unconscious Bias course, further enhancing our organization’s culture that values diversity and embraces inclusion by increasing our awareness of behaviors that encourage engagement with those across a variety of backgrounds and perspectives.

•	We expanded our Balchem Helping Hands initiative which includes Balchem’s philanthropic partnerships, a matching donation program, and an employee volunteering program.
•
Balchem remains focused on, and committed to, investing in our information security program, implementing and improving appropriate information security safeguards, and protecting our information, IT networks, devices, and applications.

•
Newsweek magazine named Balchem one of America’s Most Responsible Companies for the second consecutive year. This list, compiled by Newsweek in partnership with Statista Inc., recognizes the most responsible companies in the U.S. across a variety of industries.

Balchem’s Sustainability Report, the Governance Committee Charter, and the Corporate Governance Guidelines may all be accessed at www.balchem.com.
Thank you for your continued support of Balchem and I look forward to our Annual Meeting.
Sincerely,

Theodore L. “Ted” Harris
Chairman, Chief Executive Officer and President

Notice of Annual Meeting of STOCKHOLDERS for Balchem Corporation
DATE AND TIME:	Thursday, June 23, 2022, 9:00 a.m., Eastern Daylight Time (“EDT”)

PLACE:	Online, at www.virtualshareholdermeeting.com/BCPC2022

ITEMS OF BUSINESS:	1.
To consider and vote on the election of three Class 1 directors to the Board of Directors of Balchem Corporation (“Balchem” or the “Company”) to serve until the 2025 annual meeting of Stockholders and until their successors are duly elected and qualified;

	2.	To consider and vote on the ratification of the appointment of RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;
3.
To consider and vote on a non-binding advisory basis, a resolution to approve the compensation of the Company’s named executive officers, as more fully described in the Proxy Statement for the 2022 Annual Meeting of Stockholders of the Company (the “Meeting”); and

	4.	To transact such other business as may properly come before the Meeting or any postponement or adjournment thereof.

WHO CAN VOTE:	Stockholders of record at the close of business on April 26, 2022.

HOW TO VOTE:
Stockholders who receive a printed copy of this Proxy Statement and who do not expect to attend the Meeting are requested to complete, date and sign the enclosed Proxy Card and promptly return the same in the stamped, self-addressed envelope enclosed for your convenience. Stockholders may also submit a Proxy Card over the Internet, at www.proxyvote.com, or by phone. You will need to input the 16-digit control number located on the Proxy Card or Notice of Availability of Proxy Materials if you are submitting a Proxy Card over the Internet or by phone.

If you hold your shares through a broker, bank or other nominee, please follow the instructions on the voting instruction form that you should receive from your broker, bank or other nominee.

2021 ANNUAL REPORT AND DATE OF DISTRIBUTION:
For more complete information, please review the Annual Report to Stockholders and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”), a copy of which accompanies this Notice of Annual Meeting of Stockholders and Proxy Statement. This Notice of Annual Meeting of Stockholders and Proxy Statement and the Annual Report are first being made available or mailed to stockholders on or about April 29, 2022.

By order of the Board of Directors,

April 29, 2022	Mark A. Stach, Secretary

BALCHEM CORPORATION COMPANY HIGHLIGHTS AND PROXY STATEMENT EXECUTIVE SUMMARY
About Balchem
Balchem is committed to making the world a healthier place by delivering trusted, innovative, and science-based solutions for the health and nutritional needs of the world. We provide the service, quality, and technology that enables our customers to win with their customers. We have built a reputation for delivering results to all of our stakeholders.
Founded in 1967, Balchem, a Maryland corporation, became a publicly-traded company in 1970 and is listed on Nasdaq under the symbol “BCPC.” Our corporate headquarters is located in New Hampton, New York, and we have a broad network of sales offices, manufacturing sites, and R&D centers, primarily located in the U.S. and Europe.
The Company consists of three business segments: Human Nutrition and Health, Animal Nutrition and Health, and Specialty Products. Balchem employs approximately 1,300 people worldwide who are engaged in diverse activities, committed to developing, for each of our business segments, global market positions across the Company.
Balchem solves today, shapes tomorrow.
Human Nutrition and Health
Balchem Human Nutrition and Health is a global leader in choline, chelated minerals, and microencapsulation technologies with strong positions in powder, flavor and cereal system formulation. Food or beverage, supplement or pharmaceutical, our Human Nutrition and Health business segment provides ready-made and custom nutrients, ingredients, systems, and products that enable our customers to create better finished goods that improve all aspects of life. As the human nutrition space continues to evolve, our capabilities grow, allowing us to deliver scientifically proven health benefits and fantastic taste in applications from infant formulas to performance shakes and functional foods.
Animal Nutrition and Health
Balchem Animal Nutrition and Health is a global leader in choline production, nutrient encapsulation, chelated minerals, and functional ingredients. With a growing portfolio of products and a dedication to innovation and industry sustainability, Balchem Animal Nutrition and Health is leading the charge to meet the nutritional needs of ruminants, swine, poultry, and companion animals.
Specialty Products
Our Specialty Products business segment specializes in re-packaging and worldwide distribution of select sterilants and fumigants, especially for the sterilization of medical devices and spice and nutmeat fumigation. We have the packaging and distribution know-how to ensure the safe delivery of these products in returnable, reusable, environmentally safe containers. Our Plant Nutrition business unit, included in Specialty Products, provides chelated minerals under the trade name Metalosate® to the agricultural market.
Forward-Looking Information
Statements in this Proxy Statement not based on historical facts constitute “forward-looking” statements in connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified in this Proxy Statement by the use of words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “goal,” “optimistic,” “anticipate,” “continue,” “plan,” “estimate,” “project,” “believe,” “should,” “could,” “will,” “would,” “possible,” “may,” “likely,” “intend,” “can,” “seek,” “potential,” “pro forma,” or the negative thereof and similar expressions or future dates. Although such statements have been made in good faith and are based on reasonable assumptions, there is no assurance that any expected results will be achieved. Accordingly, such statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied. Reference is made to our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), on February 24, 2022, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K filed with the SEC, for a list of such factors.

PROXY STATEMENT OF BALCHEM CORPORATION
Meeting Agenda and Recommendations
This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Balchem to be voted at the Annual Meeting on June 23, 2022 at 9:00 a.m., EDT and at any adjournment or postponement thereof.
Stockholders will be able to listen, vote, and submit questions from their home or from any remote location that has Internet connectivity. Stockholders may only participate online by logging into www.virtualshareholdermeeting.com/BCPC2022 at 8:55 a.m.
This Proxy Statement, Proxy Card and Materials’ Notice are expected to be sent to stockholders beginning on or about April 29, 2022.
The Board of Directors has fixed the close of business on April 26, 2022 as the record date (the “Record Date”) to determine which stockholders are entitled to receive notice and to vote at the Annual Meeting. At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:
Proposal		Recommendation	Vote Standard*	Page
1	The election of three Class 1 directors to the Board of Directors to serve until the Annual Meeting of Stockholders in 2025 and until their successors are duly elected and qualified.	FOR each nominee listed in this Proxy Statement	Plurality present & entitled to vote.	10
2	The ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.	FOR	Majority present & entitled to vote.	16
3	A resolution to approve on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as more fully described in this Proxy Statement.	FOR	Majority present & entitled to vote.	17
*
For the election of directors, you have the choice of voting “FOR ALL” of the director nominees, “WITHHOLD ALL” for all of director nominees, or “FOR ALL EXCEPT” one or more director nominees. For the other proposals, you have the choice to vote “FOR”, “AGAINST” or “ABSTAIN”.

Casting Your Vote
Please provide your proxy by Internet, phone, or by filling in, signing, dating and promptly mailing your Proxy Card or voting instruction form.
By Internet:	By Phone:	By Mail:
www.proxyvote.com	1-800-690-6903 (toll free within U.S. and Canada)	Vote Processing c/o Broadridge 51 Mercedes Way Edgewood, NY 11717
To vote at the Meeting, visit www.virtualshareholdermeeting.com/BCPC2022 and enter the 16-digit control number included on your Proxy Card or Materials’ Notice.

QUESTIONS AND ANSWERS ABOUT THE BALCHEM ANNUAL MEETING
Why did I receive these materials?
Our Board is soliciting proxies to be voted at the Annual Meeting on June 23, 2022. To participate in the Meeting, visit www.virtualshareholdermeeting.com/BCPC2022 and enter the 16-digit control number included on your Proxy Card or Materials’ Notice. You may begin to log into the virtual meeting platform (the “Meeting Platform”) at 8:55 a.m., EDT on June 23, 2022. The Meeting will begin promptly at 9:00 a.m. EDT on June 23, 2022.
How are these materials being distributed?
On or about April 29, 2022, we began mailing this Proxy Statement and a Proxy Card or a Notice of Materials’ Availability to our stockholders of record as of the close of business on April 26, 2022 and posted our proxy materials for stockholder access at www.proxyvote.com. As more fully described in the Materials’ Notice, stockholders may also request printed proxy materials. The Materials’ Notice and website also provide information regarding how you may request proxy materials in printed or electronic form on an ongoing basis.
Why am I getting these materials from my broker, bank or other nominee, and not directly from Balchem?
If you hold your shares through a broker, bank or other nominee, you will receive either the Materials’ Notice or printed proxy materials from that entity, as required by SEC rules.
What is the difference between a “stockholder of record” and a “beneficial stockholder”?
If your shares are registered in your name on the books and records of our transfer agent, Broadridge Corporate Issuer Solutions, you are a stockholder of record. If your shares are held for you in the name of your broker, bank or other nominee, you are a beneficial stockholder and it is commonly said that your shares are held in “street name”.
Who is entitled to vote at the Annual Meeting?
Stockholders of record at Record Date will be entitled to vote at the Annual Meeting or any adjournment or postponement of the Meeting. As of April 26, 2022, there were 32,117,659 outstanding shares of our Common Stock. Each share of our Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting.
How do I vote my shares online at the Annual Meeting?
Stockholders as of the Record Date may vote and submit questions while attending the Meeting online. Shares held in your name as the stockholder of record or beneficially in street name may be voted by you, while the polls remain open, at www.virtualshareholdermeeting.com/BCPC2022 during the Meeting. You will need the 16-digit control number included on your Materials’ Notice or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials in order to be able to vote and enter the meeting. You will be able to submit questions during the meeting by typing your question into the “ask a question” box on the meeting page. If you encounter any technical difficulties with the Meeting Platform on the Meeting day, please call the technical support number that will be posted on the Meeting Platform. Technical support will be available starting at 8:00 a.m., EDT on June 23, 2022 and will remain available until thirty minutes after the Meeting has finished.
Even if you plan to attend the Annual Meeting, we encourage you to authorize your voting instructions in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.
If I am a stockholder of record, how do I vote my shares without attending the Annual Meeting?
By Telephone, E-Mail or Internet: All stockholders of record may authorize the voting of their shares by telephone (within the United States, U.S. territories and Canada, there is no charge for the call), e-mail or by Internet, using the procedures and instructions described on the Proxy Card or Materials’ Notice. A control number, located on the Proxy Card or Materials’ Notice, must be provided to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly recorded. If you vote

QUESTIONS AND ANSWERS ABOUT THE BALCHEM ANNUAL MEETING
by telephone, e-mail or Internet, you need not return your Proxy Card. If you hold your shares in “street name” (that is, through a broker or other nominee), you should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee.
In Writing: All stockholders of record also may vote by completing, signing and mailing their Proxy Card in the postage-prepaid (in the U.S.) envelope.
If I am a beneficial stockholder (i.e., my shares are held in street name), how do I vote my shares without attending the Annual Meeting?
If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of the shares and your shares are held in “street name.” The Materials’ Notice or the proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other nominee who is the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions that they should send you, including a “voting instruction form”. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.
If I am a beneficial stockholder and I wish to attend the Annual Meeting and vote my shares there, how do I proceed?
If you are a beneficial stockholder, you must obtain a “legal proxy” from your broker, bank, or other nominee that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in “street name” at the meeting. Please contact your broker for instructions regarding how to obtain a legal proxy. Obtaining a legal proxy is likely to take several days.
May I vote my shares by filling out and returning the Materials’ Notice?
The Materials’ Notice identifies and provides notice of the items to be voted on at the Annual Meeting, but you cannot vote by marking the Materials’ Notice and returning it. If you would like a paper proxy card, you should follow the instructions in the Materials’ Notice. The paper proxy card you receive will also provide instructions as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card on how you would like your shares voted, sign the proxy card and return it in the envelope provided.
What constitutes a quorum?
The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote. Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting. A “broker non-vote” is generally viewed as a vote that is not cast on a non-routine matter by a broker that is present (in person or by proxy) at a meeting at which there is at least one routine matter on the proxy card (otherwise the broker does not have authority to vote on anything and does not send in a proxy). Because the shares entitled to cast the vote are held in street name and the broker has not received voting instructions from the beneficial owner, the broker lacks discretionary authority to vote the shares on non-routine matters.
What vote is required to approve each proposal?
Proposal 1 (election of directors). Directors are elected by a plurality vote. There is no cumulative voting in director elections. Under the Company’s Corporate Governance Guidelines (the “Governance Guidelines”), if a nominee for director in an uncontested election receives a greater number of “WITHHOLD” votes than “FOR” votes, that director shall promptly offer his or her resignation to the Board. The Governance Committee will then make a recommendation to the Board whether to accept or reject the resignation tendered by such director or whether other action is recommended.
Proposal 2 (ratification of the appointment of RSM as the independent auditor of the Company for the fiscal year ending December 31, 2022). Assuming a quorum is present, the affirmative vote of a majority of all votes cast, either by attendance at the Annual Meeting or by proxy, is required to approve Proposal 2. Abstentions will not be counted as votes cast and will have no effect on the outcome of the vote for Proposal 2. Brokers have discretionary authority to vote on Proposal 2, so there will be no broker non-votes.

QUESTIONS AND ANSWERS ABOUT THE BALCHEM ANNUAL MEETING
Proposal 3 (approval, on a non-binding, advisory basis, of the compensation of the Company’s Named Executive Officers (“NEOs”) as more fully described in this Proxy Statement). Assuming a quorum is present, the affirmative vote of a majority of all votes cast, either by attendance at the Annual Meeting or by proxy, is required to approve Proposal 3. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote for Proposal 3.
Will my shares be voted if I do not provide my Proxy Card or voting instructions?
Stockholders of Record: If your shares are registered in your name on the books and records of our transfer agent, you are a stockholder of record. If you are a stockholder of record, your shares will not be voted if you do not properly complete, sign and return your Proxy Card or vote in person at the Meeting. It is, therefore, important that you vote your shares.
Street Name Holders: If your shares are held in a brokerage, bank or another account that bears the name of the holder and not you—shares referred to as held in “street name”—and you do not provide your voting instructions to your broker, your shares may be voted by your broker, bank or other nominee only on certain “routine” matters, pursuant to stock exchange rules. Of the proposals to be considered and voted on at the Meeting, only the ratification of RSM as our independent registered public accounting firm (Proposal 2) is considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares. The other proposals to be voted on at the Meeting are not considered “routine”. If you do not provide voting instructions on a non-routine matter that appears on a proxy card with at least one routine matter (as is the case with the Meeting), your broker may indicate on the proxy that it does not have discretionary voting authority and your shares will not be voted on such non-routine matter, which is referred to as a “broker non-vote.” Proposals 1 and 3 on this year’s ballot are “non-routine” matters for which brokers may not vote absent voting instructions from the beneficial owner.
How are votes counted?
With respect to the election of directors (Proposal 1), you may vote “FOR ALL” of the director nominees, vote “WITHHOLD ALL” for all of the director nominees or vote “FOR ALL EXCEPT” one or more director nominees. Votes that are “withheld” will have the same effect as abstentions and will not count as votes “FOR” or “AGAINST” a director. Proposal 1 is a “non-routine” matter for which brokers may not vote absent voting instructions from their beneficial owners. Broker non-votes will not affect the outcome of this proposal.
With respect to the ratification of RSM as our independent registered public accounting firm (Proposal 2), you may vote “FOR,” “AGAINST” or “ABSTAIN.” For Proposal 2, abstentions will not affect the outcome of this proposal and, as this proposal is considered a “routine” matter, there will be no broker non-votes as brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.
With respect to the non-binding, advisory vote on executive compensation of our NEOs (Proposal 3), you may vote “FOR,” “AGAINST” or “ABSTAIN.” Proposal 3 is a “non-routine” matter for which brokers may not vote absent voting instructions from their beneficial owners. Broker non-votes will not affect the outcome of this proposal. For Proposal 3, abstentions and “broker non-votes” are not considered votes cast and will not affect the outcome of this proposal.
If your Proxy Card is signed and returned without specifying choices, the shares will be voted FOR the nominees for Director in Proposal 1, FOR the ratification of the appointment of RSM as our independent registered public accounting firm in Proposal 2 and FOR the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers in Proposal 3.
How will my shares be voted on any other matters to come before the Meeting?
The Board is not aware of any matter to come before the Meeting other than as described above. If any matter other than as described above should properly come before the Meeting, then the persons named in the enclosed form of Proxy Card will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.
How Will Business Be Conducted at the Annual Meeting?
The chair of the Annual Meeting will determine the order of business and all other matters of procedure at the Meeting. Only nominations and other proposals brought before the Annual Meeting in accordance with the advance notice and information requirements of our Bylaws will be considered, and no such nominations or other proposals were received.

QUESTIONS AND ANSWERS ABOUT THE BALCHEM ANNUAL MEETING
May stockholders ask questions at the 2022 Annual Meeting?
Yes. You may submit questions online via the link provided below. Questions must relate directly to the business of the Meeting. To submit a question, log into the Meeting Platform at: www.virtualshareholdermeeting.com/BCPC2022 type your question into the “Ask a Question” field and click “Submit.”
Questions pertinent to Meeting matters will be answered during the Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to Meeting matters and therefore will not be answered. Any questions pertinent to Meeting matters that cannot be answered during the Meeting due to time constraints will be posted online and answered at https://balchem.com/our-company/investor-relations/. The questions and answers will be available as soon as practicable after the Meeting and will remain available until one week after posting.
Who pays for this proxy solicitation?
All expenses incurred relating to this solicitation will be borne by the Company. This will include the fee of Okapi Partners LLC who will help us solicit proxies, for a fee of $15,000 plus expenses. Proxies may be solicited, without additional compensation, by directors, officers and other regular employees of the Company by telephone, email, fax or in person. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of shares of our Common Stock held of record by them, and such custodians will be reimbursed for their reasonable expenses.
Can I change my vote or revoke my proxy?
Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:
•	sending a written statement revoking your proxy to the Secretary of the Company, provided such statement is received no later than 11:59 p.m., EDT on June 22, 2022;
•	voting again via the Internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m., EDT on June 22, 2022;
•	submitting a properly signed proxy card with a later date that is received no later than 11:59 p.m., EDT on June 22, 2022; or
•	attending the Annual Meeting, revoking your proxy and voting at the Annual Meeting.
Proxy revocation notices should be sent to 52 Sunrise Park Road, New Hampton, NY 10958, Attention: Secretary. New paper proxy cards should be sent to set forth above.
If you are a beneficial stockholder (i.e., you hold shares in street name), you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy by attending the Annual Meeting in person if you obtain a signed “legal proxy” from the record holder (broker, bank or other nominee) giving you the right to vote the shares.
Your attendance at the Annual Meeting will not, by itself, revoke a proxy previously authorized by you. We will honor the proxy card or authorization with the latest date.
Internet Availability of Proxy Materials
The Company’s Proxy Statement and the Annual Report are available at http://proxymaterials.balchem.com.

Management Proposals
PROPOSAL 1. ELECTION OF DIRECTORS
At the time of the Annual Meeting, our Board will consist of 8 members, with the classification of the Board into three classes (Class 1, Class 2 and Class 3).
The terms of our three current Class 1 directors will expire at the Annual Meeting. Assuming their election, Ms. Fish, Mr. Harris, and Mr. Wineinger will hold office until the 2025 annual meeting of stockholders or until their successors have been elected and qualified. The nominees and continuing directors are listed below with brief biographies.
Name	Class	Next Election Date
Kathleen Fish	1	2025
Theodore Harris	1	2025
Matthew Wineinger	1	2025
Daniel Knutson	2	2024
Joyce Lee	2	2024
David Fischer	3	2023
Perry Premdas	3	2023
Dr. John Televantos	3	2023
The Board is not aware of any reason why Ms. Fish, Mr. Harris, or Mr. Wineinger may be unable to serve as a director. If any, some or all of such nominees are unable to serve, the shares represented by all valid proxies will be voted for the election of such other person or persons, as the case may be, as the Board may recommend, or the Board may fill the vacancy or may amend the Company’s Bylaws to reduce the size of the Board.
Directors Standing for Re-Election
Vote Required to Elect Directors
A director nominee must receive a plurality of the votes cast at the Meeting, assuming a quorum is present. This means that a broker non-vote or a vote withheld from a particular nominee will not affect the outcome of the election of directors. We also have a majority vote policy. Under the Governance Guidelines, if a nominee for director in an uncontested election receives a greater number of “WITHHOLD” votes for election than “FOR” votes, that director shall promptly offer to the Board his or her resignation to the Board. The Governance Committee (the “Governance Committee”) will then make a recommendation to the Board whether to accept or reject the resignation tendered by such director or whether other action is recommended.
The Board will act on the tendered resignation, considering the recommendation of the Governance Committee as well as other potentially relevant factors, within 90 days from the date of the certification of the election results. The director whose resignation is under consideration is not permitted to participate in the consideration or recommendation of the Governance Committee or deliberations of the Board with respect to his or her resignation.
The Governance Guidelines are available on the Leadership & Governance page in the Investor Relations section of the Company’s website: www.balchem.com.

PROPOSAL 1. ELECTION OF DIRECTORS
NOMINEES’ BIOGRAPHICAL INFORMATION
Kathleen Fish, Class 1 Director (Term expires 2022) Age: 65 Independent Director since 2021	Professional Highlights
• Prior to her retirement, Ms. Fish was Chief Research, Development and Innovation Officer for The Procter & Gamble Company (NYSE: PG) (“P&G”) (NYSE) (2017 – 2020).
• Chief Technology Officer, P&G (2014 – 2017)
Committee Assignments
• Governance Committee
Other Current Public Company Directorships
• None
Board Qualifications

Ms. Fish’s executive leadership skills along with her expertise in the field of innovation, research, and new product development, including in highly regulated industries and direct to consumer markets provide valuable insights to the Board in driving growth and overseeing governance and risk.

Ted Harris, Class 1 Director, Chairman of the Board (Term expires 2022) Age: 57 Director since 2015, Chairman since 2017	Professional Highlights
• Director, Chief Executive Officer and President of Balchem Corporation since April 2015, and Chairman of the Board of Directors since January 2017.

• Prior to joining the Company, Mr. Harris was employed by Ashland Global Holdings Inc. (formerly Ashland Inc.) (NYSE), a specialty chemical company. During his tenure at Ashland, his management positions included Senior Vice President/Ashland, President, Performance Materials, from November of 2014 to April 2015, Senior Vice President/Ashland, President, Performance Materials & Ashland Supply Chain from 2011 to 2014, and Vice President/Ashland, President, Performance Materials & Ashland Supply Chain.

Other Current Public Company Directorships
• Pentair plc (NYSE)
Board Qualifications

Mr. Harris’ broad managerial, international, operational and sales experience, as well as his proven track record of developing and implementing strategies for delivering sustainable, profitable growth, make him a valuable member of our Board.

PROPOSAL 1. ELECTION OF DIRECTORS
Matthew Wineinger, Class 1 Director (Term expires 2022) Age: 55 Independent Director since 2015	Professional Highlights
• Since June 2015, Mr. Wineinger has been the President and Chief Executive Officer of United Sugars Corporation, a privately held, leading marketer of sugar.
• President, Bulk Ingredients of Tate & Lyle PLC (LSE) from June 2010 to November 2014 and prior to that, President, Food and Industrial Ingredients from March 2008 to June 2010.
Committee Assignments
• Audit
• Compensation
• Governance Committee, Chair
Other Current Public Company Directorships
• None
Board Qualifications

Mr. Wineinger’s thirty-one years of extensive global, operational and strategic industry experience, together with his previous knowledge of manufacturing operations involving many of the Company’s current raw materials, make him a valuable member of our Board, particularly as the Company focuses on development and supply of products to human nutrition markets.

UPON RECOMMENDATION BY THE GOVERNANCE COMMITTEE, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE ‘FOR’ THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS.
CONTINUING DIRECTORS’ BIOGRAPHICAL INFORMATION
David Fischer, Class 3 Director (Term expires 2023) Age: 59 Independent Director since 2010	Professional Highlights

• Retired director and President and Chief Executive Officer of Greif, Inc. (NYSE), a supplier of industrial packing systems from November 2011 to October 2015. President and Chief Operating Officer of Greif from 2007 to 2011, and from 2004 to 2007, Senior Vice President and Divisional President, Industrial Packaging & Services - Americas.

• A co-founder and chairman of the board of directors of 10x Engineered Materials, a manufacturer of high-tech abrasives for industrial applications.
Committee Assignments
• Executive
• Compensation
• Audit
Other Current Public Company Directorships
• Ingredion Incorporated (NYSE)
Board Qualifications

Mr. Fischer’s management and leadership skills, developed over years of responsibility for complex, global manufacturing operations, and his intimate knowledge of mergers and acquisitions, position him as a critical component of our Board as we look to grow both organically and by acquisition.

PROPOSAL 1. ELECTION OF DIRECTORS
Daniel Knutson, Class 2 Director (Term expires 2024) Age: 65 Independent Director since 2018	Professional Highlights
• Until his retirement at the end of 2017, Mr. Knutson served as the Executive Vice President for Special Projects at Land O’Lakes, Inc., an agribusiness and food co-operative.

• From 2000 to 2017, Mr. Knutson served as Executive Vice President and Chief Financial Officer at Land O’Lakes, where he oversaw corporate finance, accounting, treasury, audit, information technology and strategy and played key roles in many of Land O’Lakes’ transactions. In addition, he was responsible for Land O’Lakes’ investment in Moark LLC.

Committee Assignments
• Audit Committee, Chair
• Compensation
Other Current Public Company Directorships
• None
Nominee Qualifications

Our Company’s financial compliance programs and policies benefit from Mr. Knutson’s input and skilled guidance. Mr. Knutson’s animal feed and human food industry experience, combined with his financial and international business management experience, makes him a valuable member of our Board.

Joyce Lee, Class 2 Director (Term expires 2024) Age: 49 Independent Director since 2019	Professional Highlights
• President of Cobb-Vantress, Inc., a wholly owned subsidiary of Tyson Foods, Inc. (NYSE: TSN) since January 2022. Cobb-Vantress, Inc. is a leading poultry breeding stock supplier.
• From 2020 to 2022, Ms. Lee served as Executive Vice President and President of U.S. Pet Health and U.S. Commercial Operations of Elanco Animal Health Incorporated (NYSE: ELAN).
• From 2016 to 2020, Ms. Lee served as the president of North America for Bayer Animal Health.
• From 2013 to 2015, Ms. Lee was Executive Vice President and Area President of Canada and Latin America at Zoetis Inc. (NYSE: ZTS).
Committee Assignments
• Audit Committee
• Governance Committee
Other Current Public Company Directorships
• None
Nominee Qualifications

Ms. Lee’s domestic and international business management experience, particularly with respect to the development and supply of products to the animal feed and nutrition industries, makes her a valuable member of our Board.

PROPOSAL 1. ELECTION OF DIRECTORS
Perry Premdas, Class 3 Director (Term expires 2023) Age: 69 Independent Director since 2008	Professional Highlights
• Mr. Premdas was Chief Financial Officer of Celanese AG, a chemical and plastics business spun-off by Hoechst AG and listed on the Frankfurt stock exchange and the NYSE from 1999 to 2004.
• Senior Executive Vice President and Chief Financial Officer of Centeon LLC from 1997 to 1998.
Committee Assignments
• Executive
• Governance Committee
Other Current Public Company Directorships
• None
Past Public Company Directorships
• Compass Minerals International, Inc. (NYSE) (until May 2015)
Board Qualifications

Over his career, Mr. Premdas led treasury, finance, audit and investor relations functions of US and international companies and had general manager, executive and director roles in various wholly-owned and joint venture operations. Mr. Premdas, who served as our Audit Committee Chair and the Board of Director’s audit committee financial expert from 2008 to 2018, brings a combination of financial and international business management experience in the chemical industry, making him a valuable member of our Board.

Dr. John Televantos, Class 3 Director and Lead Director (Term expires 2023) Age: 69 Independent Director since 2005, Lead Director since 2010	Professional Highlights
• Senior Partner at Arsenal Capital Partners, Inc., a private equity investment firm, where he leads the Chemicals and Materials practice of the firm.
• From April 2002 through February 2005, President of the Aqualon Division and Vice President of Hercules, Inc., a chemical manufacturing company.
Committee Assignments
• Executive
• Compensation, Chair
Other Current Public Company Directorships
• None
Board Qualifications

In addition to his experience in the chemical manufacturing industry and management of publicly traded chemical manufacturing entities, Dr. Televantos is also significantly involved in private equity markets and processes involving chemical manufacturing companies. Collectively, these skills and experiences make Dr. Televantos a valuable member of the Board.

PROPOSAL 1. ELECTION OF DIRECTORS
Board Matrices
The following charts provide information regarding the members of our Board, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our directors which our Board believes are relevant to our business or industry. The charts do not encompass all of the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill, experience or attribute with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed below may vary among the members of the Board.
Knowledge Skills and Experience	Fischer	Fish	Harris	Knutson	Lee	Premdas	Televantos	Wineinger
Core Industry Experience
Executive Experience
Corporate Governance
Public Company Board Experience
Environmental/Social
Financial / Accounting / Risk Management
Health & Safety
Mergers & Acquisitions – Capital Markets
Research & Development
International Markets
Marketing
Manufacturing / Supply Chain
Board Diversity Matrix
Total Number of Directors	8
Gender	Male or Man	Female or Woman	Non-Binary (not female/ woman or male/man)	Other – A gender not listed	Unknown / I choose not to disclose
	6	2
Number of Directors who identify in any of the categories below
Hispanic or Latino
American Indian or Alaskan Native
Asian		1
Black or African American	1
Native Hawaiian or Other Pacific Islander
White	5	1
Two or More Races
LGBTQ+

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed RSM as the Company’s independent registered public accounting firm for the year ending December 31, 2022. The Company is submitting its selection of RSM for ratification by the stockholders at the Annual Meeting. RSM has audited the Company’s financial statements since 2004.
Neither the Company’s charters nor its Bylaws require that the stockholders ratify the selection of RSM as the Company’s independent registered public accounting firm. However, the Company is submitting the selection of RSM to stockholders for ratification as a matter of good corporate governance practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain RSM. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
Assuming a quorum is present, the affirmative vote of a majority of all votes, by attendance at the Annual Meeting or represented by proxy, is required for approval of this proposal. Abstentions will not be counted as votes cast and will have no effect on the outcome of the vote. Brokers have discretionary authority to vote on this proposal, so there will be no broker non-votes.
We expect that representatives of RSM will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF RSM AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022.
Please refer to the sections entitled “Principal Accountant Fees and Services”, “Audit Committee Financial Expert”, “Policy on Pre-Approval of Audit and Non-Audit Services” and “Audit Committee Report” at Page 51 in connection with your consideration of these issues.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Since 2011, the Company’s stockholders have been provided with an opportunity to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s Named Executive Officers (“NEOs”).
Since our 2017 annual meeting, at which our stockholders approved holding advisory or “Say on Pay” votes on executive compensation on an annual basis, the “Say on Pay” vote has been held every year. Last year, our stockholders approved our “Say on Pay” resolution by approximately 96% of the votes cast on the executive compensation described in our 2021 Proxy Statement.
The Company again seeks your advisory vote and asks that you approve the compensation of the NEOs as disclosed in this Proxy Statement by voting FOR the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory (non-binding) basis, the compensation of the Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, compensation tables and any related material disclosed in this proxy statement).”
Please refer to the section entitled “Compensation Discussion and Analysis”, and the tables and narratives in the Executive Compensation portion of this section for the discussion and summary of the policies of the Compensation Committee which form the basis for the compensation of our NEOs and information on the amounts paid.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this Proxy Statement. Because this vote is advisory only, the vote is not binding; however, the Compensation Committee will consider the results of stockholder voting in making future compensation decisions regarding NEOs.
Assuming a quorum is present, the affirmative vote of a majority of all votes cast, by attendance at the Annual Meeting or represented by proxy, is required for approval of this proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the vote.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY (NONBINDING) BASIS, OF THE COMPENSATION OF OUR NEOS AS DISCLOSED IN THIS PROXY STATEMENT.

CORPORATE GOVERNANCE
Governance Principles
General
Balchem is committed to adhering to sound corporate governance practices.
•	Balchem’s Governance Guidelines
○	Include corporate governance practices to guide and assist the Board in fulfilling its responsibilities to oversee management in the operation and results of Balchem’s business and affairs.
○	Are designed to enhance the necessary authority and practices for the Board to make decisions that are in the best interests of Balchem and independent of Balchem’s management.
○	Are intended to align the interests of directors and management with the long-term interests of Balchem’s stockholders.
○	The Governance Guidelines are available on the Leadership & Governance page in the Investor Relations section of the Company’s website, www.balchem.com.
•	Codes of Business Conduct and Ethics (our “Code of Ethics”)
○	Our Code of Ethics applies to all Balchem employees, directors and officers.
○	Our Code of Ethics is the lynchpin of Balchem’s Compliance and Ethics Program and embodies the fist of Balchem’s Core Values, which is “Always Doing the Right Thing.”
○
Our Code of Ethics promotes honest and ethical conduct, compliance with applicable laws, rules and regulations, prompt reporting of violations of the code and full, fair, accurate, timely and understandable disclosure in reports filed with the SEC.

○
Additionally, the Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Treasurer and Corporate Controller.

○
Among other things, this code requires Senior Financial Officers to provide full, fair, accurate, timely, and understandable disclosure in reports and documents that the Corporation files with or submits to the Securities and Exchange Commission and in other public communications;

○
If the Board waives of any provision in either of these codes in favor of members of the Board or an executive officer, it will be publicly disclosed in a Current Report on Form 8-K filed with the SEC.

○	Both codes are available on the Leadership & Governance page in the Investor Relations section of the Company’s website: www.balchem.com.
•	Board Charters
○
Each of Balchem’s Board Committees have adopted a charter defining its respective purposes and responsibilities. These charters are reviewed by the Committees annually. The charters for the Audit, Compensation and Corporate Governance Committees are available on the Leadership & Governance page in the Investor Relations section of the Company’s website, www.balchem.com.

•	Director Independence
○
Each year, the Board conducts a survey to determine the independence of its members. The Board has determined that each of the Company’s directors, other than Mr. Harris, is independent, as is defined under the Nasdaq Listing Rules.

•	Evaluations
○	The Board conducts an annual self-evaluation (which Includes a director self-assessment) and the Committees conduct a self-evaluation on a biennial basis.
Corporate Risk Oversight
The Board provides general oversight of the Company’s risk management program, focusing on the most significant and material risks facing the Company and helps to ensure that management develops and implements preventative controls and appropriate risk mitigation strategies.

CORPORATE GOVERNANCE
At the direction of the Board, we have instituted an enterprise-wide risk management process that identifies potential exposure to risks that arise in the course of our business. The Board uses our enterprise-wide risk management system as a key tool for understanding the risks facing us as well as assessing whether management's processes, procedures and practices for mitigating those risks are effective. Our Internal Audit function is primarily responsible for the planning, assessment and reporting of our risk profile and this risk management system.
While most risk oversight activities are administered through the Audit Committee, each of our Board Committees has historically focused and continues to focus on specific risks within its respective area of responsibility and regularly reports to the full Board.
The Board and the Audit Committee regularly discuss the Company’s major risk exposures with management, their potential financial impact on the Company and the management thereof.
(1)
The Audit Committee receives, or arranges for the Board to receive, on a no less than annual basis, reports from management on areas of material risk to the Company, including financial, operational, legal, regulatory, information security and cybersecurity and strategic risks (the “Company Risk Reports”).

(2)
The Audit Committee receives the Company Risk Reports from members of management tasked with the responsibility to understand, manage and mitigate the risks (with the Company’s enterprise risk management effort being facilitated by its Internal Audit function).

(3)
The Chair of the Audit Committee reports on its discussion of the Company Risk Reports to the full Board during the Committee reports portion of the Board meeting following the receipt of said Company Risk Reports, which enables the Board and its Committees to coordinate the risk oversight role, particularly with respect to cross-discipline risks and interrelated risks.

The Compensation Committee also evaluates risk, as such relates to our compensation program. Please refer to the discussion in the Compensation Discussion and Analysis under the section “Risk Considerations in our Compensation Program.”
As part of its role in evaluating the Company’s corporate governance practices and procedures, including identifying best practices and reviewing and recommending to the Board for approval any changes to the documents, policies and procedures in the Company's corporate governance framework, including its Articles of Incorporation and Bylaws, the Governance Committee evaluates the risks associated it with these practices and procedures.
Additionally, the Governance Committee plays a critical role in mitigating the risks associated with key employee departures via its role in succession planning for the Chief Executive Officer (“CEO”) and other executives. At least once per year, usually as part of the annual talent review process, the Governance Committee and the Board discuss and review the succession plans for the CEO and other key executives. The Board also becomes familiar with potential successors via various means, including annual talent reviews, presentations to the Board, and communications outside of meetings. Our succession planning process is an organization-wide practice designed to proactively identify, develop and retain the leadership talent that is critical for our future business success.

CORPORATE GOVERNANCE
The chart below sets forth the responsibilities of the Board and its Committees for risk oversight:

Board of Directors
•General oversight of risk management
•Oversight of enterprise risk management process
Audit Committee
•Accounting and financial controls
•Financial statement integrity
•Information security and cybersecurity
•Other compliance matters, including monitoring of hotline reports and responses
Compensation Committee
•Risk related to compensation programs and policies
Governance Committee
•Risks related to corporate governance structure and processes (including director qualifications and independence)
•Code of Business Conduct and Ethics
•Business sustainability risks, including ESG and key employee succession
Management
•Assessment and oversight of potential risks
•Development and implementation of controls and risk mitigation strategies
•Administration of enterprise wide risk management system
Representative Risks Covered
•Strategic
•Operational
•Financial
•Cybersecurity
•Information technology
•Legal and regulatory compliance

Sustainability
We are committed to running our business in a way that respects the overall environment in which we operate. Therefore, corporate responsibility and sustainability play an important role in our strategies and long-term value creation for our stakeholders. We believe that our sustainability practices require transparency and accountability. Our sustainability framework focuses on the most critical Environmental, Social, and Governance (“ESG”) topics relevant to our business and stakeholders. The Governance Committee periodically reviews Balchem’s ESG strategy, initiatives, and policies. In 2019, we modified the Governance Guidelines to more accurately reflect the Company’s commitment to seeking and electing diverse board members.
The Company issues a sustainability report on an annual basis, which is the result of a process of engagement with Balchem’s stakeholders to understand their sustainability interests and concerns and capture Balchem’s efforts and achievements in key areas of sustainability. The report can be found on our Corporate Social Responsibility page at www.balchem.com. Our Governance Committee, in connection with its responsibility for reviewing the Company’s activities and practices regarding ESG matters, maintains responsibility for oversight of our sustainability-related practices and monitors the Company’s progress in this area. Periodically, and at least annually, our entire Board receives information on our ESG efforts, with a focus on the Company’s sustainability program, including performance against targets.
Corporate Strategy
At least once per year, the Board and senior management engage in an in-depth strategic review of our corporate strategy and our business units’ strategic plans. These plans are designed to create long-term stockholder value and serve as the foundation upon which goals are established. Throughout the year, the Board reviews our strategy and monitors management's progress against such goals.

CORPORATE GOVERNANCE
Board Structure & Responsibilities
Committees of the Board of Directors
The Board has the following standing committees, each of which is comprised solely of independent directors:
(1)	Audit Committee;
(2)	Executive Committee;
(3)	Compensation Committee; and
(4)	Governance Committee.
The Board appoints the members of each Committee. The Governance Committee evaluates and recommends to the Board the responsibilities of the Board committees, including composition of committees, structure of committees, and operations. The table below represents the current committee composition.
Name	Audit	Compensation	Governance	Executive
David Fischer
Kathleen Fish
Daniel Knutson	Chair
Joyce Lee
Perry Premdas
Dr. John Televantos		Chair		Chair
Matthew Wineinger			Chair
Number of Committee Meetings Held in 2021	6	3	3	0
Audit Committee
The Audit Committee is directly responsible for appointing, compensating and overseeing the work of the Company’s independent registered public accounting firm. The Audit Committee also assists the Board in fulfilling its oversight responsibilities with respect to the Company’s financial reporting, internal controls and procedures, and audit functions.
The other primary duties and responsibilities of the Audit Committee are to:
(1)	monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;
(2)	monitor the independence, qualifications, performance and compensation of the Company’s independent auditors;
(3)	establish policies and procedures with respect to enterprise risk assessment and risk management;
(4)	review Company procedures for identifying, monitoring, and mitigating risk exposures; and
(5)	provide an avenue of communication among the independent auditors, internal audit, management and the Board.
The Audit Committee’s role with respect to the Company’s risk oversight is discussed under the section above entitled “Corporate Risk Oversight”. The Audit Committee also monitors and, if necessary, investigates reports made to the Company’s hotline. Responsibilities, activities and the independence of the Audit Committee are discussed in greater detail under the section below entitled “Audit Committee Report.”
The Board has determined that the Audit Committee Chair, Mr. Knutson, and Messrs. Fischer and Wineinger qualify as “audit committee financial experts,” as defined by SEC rules, and that all members of the Audit Committee are “independent” under the Nasdaq Marketplace Rules and SEC independence requirements applicable to audit committee members.

CORPORATE GOVERNANCE
Compensation Committee
The duties of the Compensation Committee are, among other things, to:
(1)	ensure that compensation and benefit plans are aligned with the interests of stockholders and meet the needs of the Company and its employees;
(2)
review, approve and recommend to the Board for approval various aspects of a compensation program, including incentives, for the CEO and senior executives of the Company (the CEO may not be present during deliberations or voting on his compensation);

(3)	recommend to the Board for approval the compensation of directors; and
(4)	administer the Company’s equity compensation plans.
The Compensation Committee solicits input from our CEO with respect to the performance of our executive officers and their compensation levels no less frequently than annually, usually in the first quarter. The members of our Compensation Committee have extensive and varied experience with various public and private corporations - as investors and stockholders, as senior executives, and as directors charged with the oversight of management and the setting of executive compensation levels.
The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee or, to the extent permitted by applicable law, to any other body or individual.
In particular, the Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Compensation Committee who are:
(1)	“non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and
(2)	“outside directors” for Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
In setting 2021 director and executive compensation the Compensation Committee engaged Mercer, LLC (“Mercer”), an independent executive compensation advisory firm, to provide survey data and advice on market trends on director and executive compensation.
In early 2021, the Compensation Committee reviewed with senior management its recommendations and basis for Company performance goals for payouts of 2021 annual incentive awards and long-term compensation awards. Following this discussion, the Compensation Committee set the 2021 Company performance goals for annual incentive awards and long-term compensation awards and also approved the long-term compensation awards. For information regarding the Compensation Committee’s role, absence of conflicts and fees, among other matters, see “Compensation Discussion and Analysis.”
Governance Committee
The duties of the Governance Committee are, among other things, to:
(1)	considering and making recommendations to the Board concerning the appropriate size, function and needs of the Board;
(2)	determining the criteria for Board membership, overseeing searches, and evaluating and recommending candidates for election to the Board;
(3)	evaluating and recommending to the Board responsibilities of the Board committees;
(4)	annually reviewing and assessing the adequacy of the Governance Guidelines and recommending any changes to the Board for adoption;
(5)	annually evaluating its own performance as well as overseeing an annual self-evaluation of the Board (which Includes a director self-assessment) and other Board Committees;
(6)	overseeing compliance with the Company’s Stock Ownership Policies;
(7)
developing and recommending to the Board for approval a CEO and other key executive succession plan (the “Succession Plan”), reviewing the Succession Plan annually with the CEO and Board, developing and evaluating potential candidates for these positions and recommending to the Board any candidates or changes to previously identified candidates under the Succession Plan;

(8)
considering matters of corporate social responsibility, including reviewing the Company’s activities and practices regarding ESG matters that are significant to the Company and periodically reviewing the Company’s ESG strategy, initiatives and policies;

CORPORATE GOVERNANCE
(9)	recruiting and evaluating new candidates for nomination by the full Board for election as directors,
(10)	preparing and updating an orientation program for new directors;
(11)	evaluating the performance of current directors in connection with the expiration of their term in office providing advice to the full Board as to nomination for reelection; and,
(12)	annually reviewing and recommending policies on director retirement age.
Executive Committee
The Executive Committee is authorized to exercise all the powers of the Board in the interim meetings of the Board, subject to the limitations imposed by Maryland law. The Executive Committee is also responsible for:
(1)	the recruitment, evaluation and selection of suitable candidates for the position of CEO, for approval by the full Board; and,
(2)	the preparation, together with the Compensation Committee, of objective criteria for the evaluation of the performance of the CEO.
Executive Sessions of the Board of Directors
The Company’s independent directors meet regularly in executive sessions following each regularly scheduled meeting of the Board. These executive sessions are presided over by the Lead Director.
Board Chair
Balchem’s Governance Committee continuously reviews the functioning of the Board and makes recommendations (based on its determination of the best interests of the Company and our stockholders and consistent with our Governance Guidelines) to the Board regarding the CEO, Chairman of the Board (the “Chairman”) and Lead Director.
•	Our Governance Guidelines do not require the Chairman to be independent and do not require separation of the Chairman and CEO positions.
•
The Board and the Governance Committee regularly consider the appropriate leadership structure for the Company and have concluded that the Company and its stockholders are best served by the Board and the Governance Committee retaining discretion to determine whether the same individual should serve as both CEO and Chairman.

•
The Board and the Governance Committee believe it is important to retain the flexibility to make this determination based on what it believes will provide the best leadership structure for the Company at any given time.

Mr. Harris, our CEO and President, has been the Chairman since January 1, 2017. The Board and the Governance Committee currently believe the Company and its stockholders are best served by having Mr. Harris serve in both positions. The Board and the Governance Committee believe several factors support this decision. These include:
•
The combined Chairman and CEO structure promotes decisive leadership, ensures clear accountability and enhances our ability to communicate with a single and consistent voice to stockholders, employees and other stakeholders.

•
Mr. Harris is thoroughly familiar with our business and the challenges the Company faces in the current environment and is best situated to lead and focus discussions on those critical matters affecting the Company, which increases the effectiveness of Board meetings.

•
Finally, the combination of the Chairman and the CEO position succeeds because of the engaged, knowledgeable involvement of our Board in combination with our culture of open communication with the CEO and senior management, enabling the CEO to be an effective conduit between management and the Board.

Lead Director
Our board leadership structure is supported by the active function of the Lead Director, who provides and confirms the necessary independence in the functioning of the Board.
The Board of Directors has had a Lead Director since 2005. Dr. Televantos has been the Lead Director since August 2010. The Lead Director role reinforces the independence of the Board and is appointed on a rotating basis from the independent directors.

CORPORATE GOVERNANCE
The Lead Director serves at the pleasure of the Board and, in any event, only so long as that person is an independent director of the Company. The Governance Committee annually reviews the functions of the Lead Director and recommends to the Board any changes that it considers appropriate. The Lead Director provides a source of Board leadership complementary to that of the Chairman.
The Lead Director’s responsibilities include:
(1)	working with the Chairman and other directors to set agendas for Board meetings;
(2)	together with the Executive Committee, providing leadership in times of crisis;
(3)	reviewing the individual performance of each of the directors with the Chair of the Governance Committee;
(4)	chairing regular meetings of independent Board members without management present (executive sessions);
(5)	acting as liaison between the independent directors and the Chairman; and
(6)	chairing Board meetings when the Chairman is not in attendance.
Compensation Committee Interlocks and Insider Participation
Messrs. Fischer, Premdas, Wineinger and Dr. Televantos, each of whom is a director of the Company, served as the members of the Compensation Committee during 2021. Mr. Knutson replaced Mr. Premdas as member of the Compensation Committee in February 2022.
None of Messrs. Fischer, Knutson, Premdas, Wineinger, nor Dr. Televantos:
(i)	was, during the last completed fiscal year, an officer or employee of the Company,
(ii)	was formerly an officer of the Company, or
(iii)	had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K under the Securities Act of 1933, as amended.
During 2021, there were no interlocking relationships between the Board or Compensation Committee, or the board of directors or compensation committee of any other company that are required to be disclosed under Item 407 of Regulation S-K.
Related Party Transactions Policy
See Page 47
Director Retirement Policy
Directors must satisfy the Company’s age limit policy for directors, which require that a director retire at the conclusion of the term in which the director reaches the age of 70 (the “Director Retirement Policy”).
Under the Director Retirement Policy, neither Dr. Televantos nor Mr. Premdas will be eligible to stand for election in 2023 as a member of Class 3 of the Board. The Board has begun a multistage process in connection with these anticipated retirements.
In February 2022:
1.	Mr. Knutson became a member of the Compensation Committee, replacing Mr. Premdas;
2.	Ms. Lee became a member of the Governance Committee, replacing Dr. Televantos; and
3.	Mr. Wineinger was appointed to the Audit Committee.
It is anticipated that further adjustments to Committee assignments and roles, as well as the appointment of a replacement Lead Director, will be made in February 2023 in advance of Dr. Televantos’ and Mr. Premdas’ retirements. Additionally, the Governance Committee will begin the process of identifying qualified replacement candidate(s).
Communicating with the Board of Directors
We maintain an active dialogue with our stockholders. We value the opinions of our stockholders and other stakeholders and welcome their views throughout the year on key issues. In 2021, we had ongoing dialogue with stockholders with respect to corporate governance and ESG matters. Our stockholders have expressed their support for our corporate governance practices and ESG initiatives.

CORPORATE GOVERNANCE
Members of the Board and executive officers are accessible by mail in care of the Company. Any matter intended for the Board or for any individual member or members of the Board should be directed to the Secretary with a request to forward the communication to the intended recipient. In the alternative, stockholders may direct correspondence to the Board via the Chairman or to the attention of the Lead Director in care of the Company at the Company’s principal executive office address, 52 Sunrise Park Road, New Hampton, NY 10958. The Company will forward such communications, unless of an obviously inappropriate nature, to the intended recipient.
Director Compensation
Each director, other than Mr. Harris, receives compensation, including fees, retainers and equity awards. In 2021, outside directors were paid an annual retainer of $30,000 and a fee of $4,000 for each Board meeting attended, plus expenses.
Committee members earned a fee of $1,000, plus expenses, for each Committee meeting attended.
The Lead Director and Committee Chairs received the following additional annual retainers:
(1)	the Lead Director – $16,000;
(2)	the Chair of the Audit Committee – $12,000;
(3)	the Chair of the Compensation Committee – $10,000; and,
(4)	the Chair of the Governance Committee – $8,000.
Directors also received equity awards composed of Time-Based Restricted Shares and Stock Options (in each case as defined below) as more fully discussed in the table below.
The following table sets forth the fees, equity awards, and other compensation earned, paid, or awarded to each of the Company’s directors (other than Mr. Harris, whose compensation is set forth in the Summary Compensation Table below) during the fiscal year ended December 31, 2021.
Name	Fees	Stock Awards(1)	All Other Compensation ($)	Total ($)
David Fischer	$56,000	$140,631	0	$196,631
Kathleen Fish	$28,000	$0	0	$28,000
Daniel Knutson	$65,000	$140,631	0	$205,631
Joyce Lee	$53,000	$140,631	0	$193,631
Perry Premdas	$56,000	$140,631	0	$196,631
John Televantos	$83,500	$140,631	0	$224,131
Matthew Wineinger	$64,000	$140,631	0	$204,631
(1)
On February 11, 2021, each director, other than Mr. Harris and Ms. Fish (who was not yet a director), was granted 590 Time-Based Restricted Shares and 2,124 Stock Options. The Time-Based Restricted Shares cliff vest after three years. The grant date fair value per share of each share of restricted stock was $119.13. The Stock Options have a strike price of $119.13 per share and expire on February 11, 2031.

CORPORATE GOVERNANCE
The following table shows the aggregate number of Stock Options and stock awards outstanding for each outside director as of December 31, 2021:
Name	Aggregate Stock Options Outstanding as of 12/31/2021	Aggregate Stock Awards Outstanding as of 12/31/2021
David Fischer	12,040	2,820
Kathleen Fish	0	0
Daniel Knutson	12,040	2,820
Perry Premdas	12,040	2,820
Joyce Lee	5,070	1,197
John Televantos	12,040	2,820
Matthew Wineinger	12,040	2,820
Under the Time-Based Restricted Shares grant agreements, restricted shares vest in full, three years from grant, or upon an earlier change of control of the Company, provided the director is a director of the Company on that date. The Time-Based Restricted Shares will also vest in full upon the director’s death.
In the event of the director’s major disability or the director’s resignation due to a conflict of interest or serious illness, the number of Time-Based Restricted Shares that vest equals the product of:
(A)	1/36 of the total number of Time-Based Restricted Shares subject to the applicable grant; and
(B)
the number of full months that the director has served on the Board from the date of the grant to the date of the director’s retirement or resignation, as applicable; and all Restricted Shares not so vested shall be immediately forfeited.

Under the Stock Option grant agreements, the Stock Options have a term of ten years from the grant date and become exercisable 20% after 1 year, 60% after 2 years and 100% after 3 years, beginning on the first anniversary of the grant date, or upon an earlier change of control of the Company, provided the director is a director of the Company on that date. The Stock Options will also become fully exercisable in full upon the director’s death.
In the event of the director’s major disability or the director’s resignation from the Board of Directors due to a conflict of interest or serious illness, the options continue to vest and become exercisable in accordance with the applicable vesting schedule.
If a director voluntarily retires:
(1)	in accordance with the Director Retirement Policy discussed above and the combination of the Director’s age and years of service as a member of the Board is equal to or greater than 75; or
(2)
prior to the conclusion of his or her term in which he or she reaches the age of 70 and the combination of the Director’s age and years of service as a member of the Board is equal to or greater than 75 and he/she has given the Company one (1) year’s prior written notice to the Company of his/her intention to retire;

then:
(A)	all Stock Options shall continue to vest and become exercisable in accordance with their original vesting schedule; and
(B)	All Time-Based Restricted Shares shall continue to vest in accordance with their original vesting schedule.
The Company does not pay any other direct or indirect compensation to directors.
The Company has a Stock Ownership Policy that applies to directors. See “Stock Ownership Requirements; Trading Limitations.”

CORPORATE GOVERNANCE
Meeting Attendance
During 2021: (i) the Board held five meetings; (ii) the Audit Committee held six meetings; (iii) the Compensation Committee held three meetings; (iv) the Governance Committee held three meetings; and (v) the Executive Committee did not meet. All directors attended all of the meetings of the Board held when they were directors and all of the meetings of those Committees of the Board on which they served.
Nominations of Directors
The Governance Committee considers recommending that the Board re-nominate incumbent directors who continue to satisfy the Company’s criteria for membership on the Board, particularly whether the director will continue to make meaningful contributions to the Board. When vacancies occur on the Board, the Governance Committee will solicit recommendations from Board members, members of management and others likely to be familiar with qualified candidates.
The Governance Committee typically engages a professional search firm to assist in identifying qualified candidates. The Company may also consider candidates recommended by one or more substantial, long-term stockholders. Generally, stockholders that individually or as a group hold 5% or more of our Common Stock for more than one year will be considered substantial, long-term stockholders. To be considered by the Governance Committee, the nomination must comply with Article II, Section 6 of our Bylaws and be properly submitted to the Secretary of the Company by the deadline for including stockholder proposals as set forth below in “Shareholder Proposals for 2023 Annual Meeting of Stockholders.” Shareholder nominations that comply with these procedures and meet the criteria outlined above and in our Bylaws will receive the same consideration that other candidates.
The Governance Committee considers the following criteria when evaluating candidates:
(1)	have experience and skills in areas critical to understanding the Company and its business;
(2)	possess certain personal characteristics, such as integrity and judgment;
(3)	have a diverse background of experience and perspectives (including business experience, geographic origin, age, gender, and ethnicity); and
(4)	have sufficient ability to commit the necessary time and effort required to serve on the Board.
Members of the Governance Committee (and/or the Board) also meet personally with each candidate to evaluate the candidate’s ability to work effectively with other members of the Board, while also exercising independent judgment.
The Board believes that diversity within a Board promotes the inclusion of different perspectives and ideas and ensures that the Company benefits from all available talent. Therefore, the Board evaluates each candidate in the context of the Board as a whole, with the objective of recommending an individual that can best contribute to perpetuate the success of the Company and represent stockholder interests through the exercise of sound judgment based upon a diversity of background, experience and perspectives.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions. This CD&A focuses on the compensation of our NEOs.
Named Executive Officers
Our NEOs for 2021 are the following individuals:
Theodore “Ted” Harris, age 57, Mr. Harris’ background is described above under the caption “Continuing Directors’ Biographical Information”.
Martin Bengtsson, age 45, is the Company’s Chief Financial Officer. He joined the Company in February 2019. He served as Vice President and Chief Financial Officer for the Performance Materials and Technologies business unit of Honeywell International Inc. (“Honeywell”), a diversified technology and manufacturing company, from April 2018 until January 2019. Prior to that, Mr. Bengtsson was Vice President and Chief Financial Officer for the following Honeywell business units: (i) Advanced Materials’ (August 2016 – April 2018), (ii) Specialty Products (March 2016 – August 2016), and (iii) Fluorine Products’ April 2014 – February 2016). Prior to these roles, Mr. Bengtsson held a number of positions in Honeywell’s accounting and finance unit, each with increasing responsibility, including Vice President, Global Controller for the Performance Materials and Technologies business unit from October 2011 until March 2014 and as Vice President, Finance – Group Corporate Audit from February 2009 until September 2011.
James “Jim” Hyde, age 62, has been the Company’s Senior Vice President and General Manager of Human Nutrition & Health segment since January 9, 2020. Prior to that, Mr. Hyde was the Vice President and General Manager of Balchem’s Human Nutrition and Pharma business from February 1, 2016 to January 2020. At the time Balchem acquired Albion International, Inc. (now Albion Laboratories, Inc.) in February 2016, Mr. Hyde was chief executive officer of Albion, having served in such position since January 2001. Mr. Hyde received his juris doctorate in 1986 from the University of Utah and practiced commercial law in both private firm and in-house positions until becoming Albion’s CEO. Mr. Hyde is active in the human nutrition industry having served as a board member or officer of The Council for Responsible Nutrition, the leading U.S. trade association for dietary supplements (“CRN”) from 2012 to 2020; specifically, Mr. Hyde served as CRN Chairman of the Board from 2017-2018.
Martin Reid, age 55, has been Chief Supply Chain Officer since February, 2021. Prior to joining Balchem, Martin was Chief Supply Chain Officer for Godiva Chocolate. He has over 30 years of manufacturing operations and supply chain experience with increasing responsibilities with companies such as Procter & Gamble, Covidien (now Medtronics), Campbell Soup, and Estee Lauder Companies.
Mark Stach, age 60, has been General Counsel and Secretary since September 2017. He was Assistant General Counsel of the Company from October 2015 until September 2017. Prior to that he was in private practice and was Assistant General Counsel for Ashland Global Holdings Inc. (formerly, Ashland Inc.) (NYSE), where he was lead counsel and member of the leadership teams for two of Ashland’s business units and supervised the commercial, global trade compliance and intellectual property functions within Ashland’s Law Department.
William Backus, age 56, has been the Company’s Chief Accounting Officer since October 2017. Prior to that, Mr. Backus was the Company’s Chief Financial Officer and Treasurer from June 2014 to October 2017 and as interim Chief Financial Officer from October 2018 to February 2019. He was Chief Accounting Officer and Assistant Treasurer of the Company from June 2011 to June 2014 and was Controller of the Company from January 2006 to June 2011.
Compensation Objectives and Philosophy
At Balchem, we strive to attract and retain key executives who will consistently deliver short- and long-term value to our stockholders through the realization of our specific business objectives. These include consistent, sustained growth in earnings, cash flow and return on investments. We seek to offer competitive salaries, cash incentives, equity awards and benefit plans consistent with peer entities, while also considering the Company’s financial performance. Rewarding key employees who contribute to the continued success of the Company through cash compensation and equity participation are key elements of the Company’s compensation policy.

COMPENSATION DISCUSSION AND ANALYSIS
The Company’s executive compensation policy is designed to establish a direct link between executive compensation and the performance of the Company by rewarding individual results and the achievement of annual corporate goals through salary and cash bonus awards, and to provide equity awards to incentivize executives to generate enhanced stockholder value.
Consistent with this philosophy, the Compensation Committee favors a “pay for performance” approach. As a result, our compensation program contains a mix of stable and at-risk compensation components, where a significant percentage of executive compensation is variable and tied to corporate performance.
What We DO and DO NOT DO
We DO	We DO NOT
We target total direct compensation for our NEOs generally at the 50th percentile as part of our annual benchmarking process against a similarly sized peer group.	Allow hedging or pledging of Company securities for any employee (including our NEOs) or director.

Pay for performance and, accordingly, a significant portion of each NEO’s total compensation opportunity is “at risk” and dependent upon achievement of specific corporate and individual performance goals, resulting in lesser emphasis on fixed base salary.
Encourage unnecessary or excessive risk-taking as a result of our compensation policies and practices.
Base our short-term incentive plan on explicit and quantifiable Corporate and business segment financial performance metrics.	Have employment agreements with any of our NEOs other than as described below (see Page 35).
Complement our annual compensation to each NEO with time-based and performance-based multi-year vesting schedules and performance cycles for equity incentive awards.	Provide a defined benefit pension plan for our NEOs.
Annual base salary adjustments are based, primarily, on prior-year individual performance.
Provide for “gross ups” for excise taxes imposed with respect to Section 280G (change-in-control payments) or Section 409A (nonqualified deferred compensation) of Internal Revenue Code of 1986, as amended (the “Code”).

Maintain a claw-back policy pursuant to which the Company can seek reimbursement of either cash or equity-based incentive compensation in the event of a financial restatement.
Except as may be provided for from time-to-time under employment agreements, provide for single-trigger vesting acceleration upon a change in control of the Company. There are currently no outstanding awards that provide for single-trigger vesting.

Maintain a Compensation Committee, which is comprised solely of independent directors.	Allow: (i) any repricing of Stock Options (as defined below)/Stock Appreciation Rights (“SARs”) without stockholder approval or (ii) for the unlimited transferability of awards.
Have stock ownership guidelines for our executives and non-employee directors.
Under the 2017 Plan (as defined below), all awards have minimum and maximum limits.
Ensure that a significant portion of our non-employee director compensation consists of long-term equity awards.
Consult with outside experts to determine the overall competitiveness of the Company’s executive compensation program.
Consideration of 2021 Stockholder Advisory Vote on Executive Compensation
At our 2021 annual meeting of stockholders, our stockholders once again expressed support for our compensation programs and the compensation of our NEOs, with an approval rate of 96% of votes cast “for” our management “Say on Pay” resolution. The Compensation Committee carefully evaluated the results of the 2021 “Say on Pay” vote and made no significant changes to the overall design of our compensation program during

COMPENSATION DISCUSSION AND ANALYSIS
2021. The Company communicates regularly with stockholders on various matters, including executive compensation, and seeks to incorporate stockholder input into its executive compensation practices. The Compensation Committee will continue to consider stockholder feedback and evolving best practices in making compensation decisions in future years and will continuously endeavor to ensure that management’s interests are aligned with those of our stockholders and support long-term value creation.
Awards Under Incentive Plan
In addition, also driven in part by stockholder input and our continuing efforts to implement best practices in executive compensation, the following features are included in the Company’s 2017 Omnibus Incentive Plan (the “2017 Plan”):
•	Limitation on Shares: The maximum number of shares which may be issued under the 2017 Plan is 1,600,000 shares;
•	No Repricing of Stock Options or SARs: No repricing, amendment or exchange of outstanding Stock Options/SARs is allowed without stockholder approval;
•	No Discounted Awards: The exercise price per share of stock under a Stock Option SAR award must be not less than the fair market value of our Common Stock on the date of grant;
•	Minimum Vesting: Except for 5% of the shares authorized for grant under the 2017 Plan, awards (other than cash performance awards) are generally subject to a minimum vesting period of one year;
•
Dividends or Dividend Equivalents: Dividends or dividend equivalents otherwise payable on an unvested award will accrue and be paid only when the vesting conditions applicable to the underlying award have been satisfied;

•	No “Liberal” Share Recycling: Recycling of shares used to satisfy the exercise price or taxes for any awards is prohibited;
•	No “Liberal” Change-in-Control: The consummation of a merger or similar transaction and a minimum acquisition of 50% of the outstanding shares is required before a change-in-control occurs;
•	No Automatic “Single-Trigger” Vesting on Change-in-Control: There is no automatic acceleration of any outstanding awards upon the occurrence of a change-in-control;
•
Limitations on Awards to Non-Employee Directors: In the case of awards to non-employee directors, the maximum amount or value that may be granted in any calendar year (inclusive of cash compensation) may not exceed $800,000;

•
Compensation Recovery: In the event that the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirements under the securities laws, the Compensation Committee would have the discretion to require reimbursement or forfeiture of certain excess performance-based awards received by certain executive officers of the Company during the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement; and

•	Section 162(m): Awards may (but need not) be structured to qualify as “performance based” under Section 162(m) of the Code.

COMPENSATION DISCUSSION AND ANALYSIS
Full Year 2021 Financial Summary

Compensation Committee Methodology
NEOs Other than the CEO:
•	The CEO recommends to the Compensation Committee the amount of total annual compensation for each of the other NEOs.
•	The CEO completes an annual performance assessment for each of the other NEOs, which is reviewed and considered by the Compensation Committee.
The CEO:
•
The Compensation Committee conducts an annual performance appraisal of the CEO using evaluation information solicited from each independent Board member and recommends to the Board the annual compensation package for the CEO.

In determining the compensation of the Company’s NEOs for 2021, the Compensation Committee considered many quantitative and qualitative performance factors, including the financial performance of the Company, return on equity, cash flow, return on assets, growth, management of assets, liabilities, capital, liquidity and risk. The Compensation Committee also considered intangible factors such as the scope of responsibility of the NEO leadership within the Company, the community, the applicable industries in which the Company operates and the enhancement of stockholder value.
When establishing performance criteria for each of the NEOs and for the management team as a group, the Compensation Committee endeavors to balance short-term and long-term performance of the Company and cumulative stockholder value.
All factors are considered in the context of the market for Balchem’s products and services, and the complexity and difficulty of managing business risks in the prevailing economic conditions and regulatory environment.
The Compensation Committee believes that the total compensation provided to the NEOs is competitive and has been demonstrated as effective. Details regarding the NEO compensation are set forth in the tables that follow.
Compensation Consultants
The Compensation Committee has authority to engage attorneys, accountants and consultants, including executive compensation consultants, to solicit input concerning compensation matters, and to delegate any of its responsibilities to one or more directors or members of management, where it deems such delegation appropriate and permitted under applicable law.
To better understand the compensation practices of similar companies, the Compensation Committee from time to time, reviews data gathered from a custom peer group. The peer group used for benchmarking in 2021 was identified by Mercer in 2018. Peer group information serves as the primary reference point for the Compensation Committee with Mercer market survey data used as a secondary reference.

COMPENSATION DISCUSSION AND ANALYSIS
2021 Peer Group Companies
The following companies comprised our peer group for 2021:
American Vanguard Corp.	H.B. Fuller Company	Lancaster Colony Corp.	Quaker Chemical Corp.
Chase Corporation	Hain Celestial Group	Kraton Corporation	Sensient Technologies
Ferro Corporation	Ingevity Corporation	Minerals Technologies	Stepan Company
FMC Corporation	Innospec Inc. Corp	NewMarket Corporation	Tootsie Roll Industries, Inc.
FutureFuel Corporation	J&J Snack Food Corp.	Phibro Animal Health Corp.	W.R. Grace & Co.
This peer group was developed based on comparability to the Company in terms of industry and size, with data gathered from peer group proxy statements. We intend to continue to retain outside compensation consultants that will provide benchmarking data. Based on input from Mercer, the peer group was refreshed in December 2021 and a new group of peers, which includes many of the companies identified above plus certain new peers, will be used for benchmarking purposes in 2022.
Benchmarks
While compensation survey data and benchmarking are useful guides for comparative purposes, we believe that a successful compensation program also requires the application of judgment and subjective determinations, particularly with respect to individual performance. Accordingly, our Compensation Committee applies its judgment to adjust and align each individual element of our compensation program with the broader objectives of the program. For example, we consider other factors, including, but not limited to, the Company’s historical compensation trends; recommendations of the CEO; the performance of the Company, its operating units and their respective executives; market factors such as the health of the economy and of the industries served by the Company; the availability of executive talent; executives’ length of service; and internal assessments and recommendations regarding particular executives.
Base Salary
Base salary is the fixed component of pay based on each NEO’s job responsibilities, performance and competitive benchmark data. Annual incentive cash bonuses and long-term compensation also are based on a percentage of base salary.
To ensure we attract and retain the leadership talent required to successfully lead the Company, NEO base salaries are targeted to be competitive with base salary compensation paid to peer group NEOs and other relevant external benchmarks derived from established market survey information.
In establishing NEO base salaries, the Compensation Committee also considers:
•	experience and industry knowledge;
•	the quality and effectiveness of their leadership;
•	performance relative to total compensation;
•	internal pay equity among the NEOs and other Company senior executives;
•	historical considerations;
•	retention factors; and
•	input from our CEO regarding individual performance.
NEO base salaries are reviewed annually and may be adjusted to recognize individual performance, promotions, competitive compensation levels, retention requirements, internal pay equity, overall budgetary considerations and other qualitative factors.
Cash Based Incentives – Incentive Compensation Plan
Balchem’s Incentive Compensation Plan (“ICP”) represents a variable, at-risk, cash-based component of each NEO’s compensation. The Company’s policy is to base a meaningful portion of NEO cash compensation on variable incentive opportunities that drives year-over-year financial performance to align NEO compensation opportunities directly with Company financial performance.

COMPENSATION DISCUSSION AND ANALYSIS
ICP awards are based on two financial metrics:
•
Company Adjusted EBITDA (defined as earnings before interest, other expense/income, taxes, depreciation, amortization, stock-based compensation, acquisition-related expenses and legal settlements, and the fair valuation of acquired inventory); and,

•	Free Cash Flow (defined as operating cash flow minus capital expenditures).
Unless the Compensation Committee in its discretion determines otherwise, no ICP awards are payable unless the Company attains the Compensation Committee-approved threshold minimum of Adjusted EBITDA.
Adjusted EBITDA and Free Cash Flow are financial measures that are not in accordance with United States generally accepted accounting principles (“GAAP”). The Company believes that the use of these measures in the executive compensation context is helpful in evaluating and comparing our past financial performance with our future results.
These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP; however, the Company believes that they provide useful information about certain of the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future in the context of evaluating the performance of our executive officers.
The Compensation Committee may also approve at its discretion ICP or discretionary cash-based awards at other times during the year in connection with new appointments or promotions. Our Compensation Committee does not time the issuance of incentive awards around our release of undisclosed material information.
ICP target amounts for each NEO are expressed as a percentage of actual base salary earned during the applicable calendar year. For 2021, NEO ICP targets were:
NEO	ICP Target as a Percent of Base Salary
Ted Harris	100%
Martin Bengtsson	60%
Jim Hyde	45%
Martin Reid	45%
Mark Stach	45%
William Backus	45%
For the 2021 plan year, the Compensation Committee established the Adjusted EBITDA and Free Cash Flow performance weighting and metrics as follows:
Metric	Weighting	Threshold	Target	Stretch	Maximum
Adjusted EBITDA	70%	$174.2	$178.0	$186.9	$195.8
Free Cash Flow	30%	$93.4	$103.7	108.9	$114.1
2021 ICP Discussion
On February 8, 2022, the Compensation Committee, following its review of the Company’s 2021 financial results, noted that the Company had achieved the following results:
Metric	2021 Result	Actual vs. Target	Payout Percentage
Adjusted EBITDA	$189.8 million	106.7%	153.4%
Free Cash Flow	$124.4 million	119.9%	200.0%
Based on the resulting Adjusted EBITDA and Free Cash Flow results, the Compensation Committee, approved the aggregate ICP payout level at 167.4% of target.
The Compensation Committee may in its discretion approve cash-based bonuses when ICP goals are not met, if it believes there has nevertheless been exceptional segment or individual performance.
For additional detail on the ICP, see “Summary Compensation Table – Non-Equity Incentive Plan Compensation.”

COMPENSATION DISCUSSION AND ANALYSIS
Equity Based Compensation – Long-Term Incentive Program (“LTIP”)
Our NEOs have significant responsibility for the management, growth and long-term success of the Company. Consequently, the Compensation Committee believes that a significant portion of their compensation be a variable, at-risk equity component that is aligned with the creation over time of value for stockholders and stakeholders while supporting critical retention and key leadership development efforts.
LTIP Awards
The Compensation Committee establishes each NEO’s “Target Equity Multiplier,” which is multiplied by the NEOs’ base salary to determine the “Target Equity Value” and expressed as the dollar value of the LTIP award. The Target Equity Multiplier for each NEO is shown below:
NEO	Target Equity Multiplier (of Base Salary)
Ted Harris	2.75
Martin Bengtsson	1.50
Jim Hyde	1.00
Martin Reid	1.00
Mark Stach	1.00
William Backus	1.00
The Target Equity Value is then converted into equity awards based upon the fair value on the date LTIP awards are granted, usually in February of each calendar year, as computed in accordance with FASB Accounting Standards Codification 718. Accordingly, the Target Equity Values for 2021 were established in late 2020.
Although the Compensation Committee approves the LTIP equity in this time frame, it also reviews competitive market data for NEOs from time to time. In 2021, the Compensation Committee increased the LTIP targets for Mr. Harris and Mr. Bengtsson to 275% and 150% of base salary, respectively, in recognition of their outstanding contributions to the Company’s performance and to align both Mr. Harris’ and Mr. Bengtsson’s long-term equity compensation with the applicable peer group median.
The Compensation Committee may grant LTIP awards at other times during the year because of new appointments, promotions or other special circumstances. Our Compensation Committee does not time the grants of incentive awards around our release of undisclosed material information. The Compensation Committee may in its discretion adjust individual grants based upon individual performance.
The Target Equity Value is granted through a mix of stock options (“Stock Options”), time-based restricted shares (“Time-Based Restricted Shares”) and Performance Shares (as defined below) as follows:
•
25% of the 2021 Target Equity Value is awarded as Stock Options with an exercise price equal to the fair market value of our Common Stock on the date of grant. Stock Options have a ten-year term and vest 20% after Year 1, 40% after Year 2 and 40% after Year 3.

•
25% of the 2021 Target Equity Value is awarded as Time-Based Restricted Shares which are granted at the fair market value of our Common Stock on the date of grant and cliff vest three (3) years from said date.

•
25% of the 2021 Target Equity Value is awarded as EBITDA performance shares (“EBITDA Performance Shares”). The number of EBITDA Performance Shares that will vest (or not vest) is based upon the attainment of a pre-determined Company EBITDA performance target over the three (3) fiscal years beginning with the fiscal year in which the grant was made (“Performance Period”). The EBITDA Performance Shares will vest (or not vest) at the end of the Performance Period.

•
25% of the 2021 Target Equity Value is awarded as Total Shareholder Return performance shares (the “TSR Performance Shares” and collectively with the EBITDA Performance Shares, the “Performance Shares”). The number of TSR Performance Shares that will vest (or not vest) is based upon the relative Company TSR vs. the Russell 2000 Index over the three (3) fiscal years beginning with Performance Period.

The 2021-2023 Performance Period will conclude at the end of fiscal 2023 and the awards will pay out, to the extent earned, in shares of common stock in February 2024.

COMPENSATION DISCUSSION AND ANALYSIS
Stock Ownership Requirements; Trading Limitations
The Company has formal stock ownership requirements for its directors and executive officers. The requirements under the stock ownership policy are:
Director/Officer	Ownership Requirement (Value of Common Stock)
Directors	5x multiple annual cash retainer
CEO	3x multiple of annual base salary
Chief Financial Officer	1.5x multiple of annual base salary
Vice President/Officer	1x multiple of annual base salary
Both directors and executive officers have five years from the date of hire or commencement of service as a director, as applicable, to attain the required level of ownership. All directors and officers are currently in compliance with this policy. The Company provides in its insider trading policy that directors and executive officers may not sell Company securities short and may not sell puts, calls or other similar derivative securities tied to our Common Stock.
Employment Agreements
The Company has employment agreements with Messrs. Harris and Hyde and has entered into the Bengtsson Offer Letter (as defined on Page 44 below). Other than such agreements, there are no agreements or understandings between the Company and any NEO that guarantee continued employment or any level of compensation, including incentive or bonus payments. The Company does not have a written policy regarding employment agreements. There is no provision in foregoing agreements or in any employment or other arrangement with any other executive officer whereby any tax gross-up payment to cover any excise taxes on excess parachute payments will be made.
Balchem Corporation 401(k) Plan
The Company sponsors the 401(k) Plan for eligible employees, including NEOs. The Company provides a fully vested match equal to 100% of participant contributions up to 6% of eligible compensation, subject to Internal Revenue Service guidelines. The 401(k) Plan also includes a discretionary profit-sharing contribution.
Active employees who have completed 1,000 hours of service, are 18 years of age or older, and are active employees of the Company on December 31 are eligible for the profit-sharing contribution. The amount of the Company’s contribution to the 401(k) Plan for each NEO is shown in a footnote to the “All Other Compensation” section of the Summary Compensation Table.
Perquisites
Perquisites are granted to the NEOs occasionally and are not a material component of compensation. Mr. Harris is entitled to the use of an automobile owned or leased by the Company and to be reimbursed for a specified level of premiums for life and disability insurance. He is also entitled to the use of a financial planner. The Company pays to insure and maintain Mr. Harris’ automobile, as well as reimburses Mr. Harris for auto expenses that are related to Company business. Messrs. Backus, Bengtsson, Hyde and Reid receive or received cash allowances associated with the use of their personal automobiles. Mr. Stach receives no such allowance. Perquisites for each NEO are shown in the “All Other Compensation” section of the Summary Compensation Table.
Balchem Deferred Compensation Plan
Balchem offers a voluntary, non-qualified deferred compensation plan (“Deferred Compensation Plan”) for NEOs and select other executives. The Deferred Compensation Plan allows participants to defer up to 75% of annual base salary and up to 100% of annual ICP bonus. Compensation deferred under the Deferred Compensation Plan is deemed invested by the participant among various mutual fund investment options. Earnings (or losses) on investments are market earnings (or losses). The Deferred Compensation Plan is not formally funded nor does the Company guarantee any rate of return. The Company does not match any deferral contributions. Distributions may be in a lump sum or installments as determined by the participant’s distribution election.

COMPENSATION DISCUSSION AND ANALYSIS
Risk Considerations in Our Compensation Program
Our Compensation Committee has discussed the concept of risk as it relates to our compensation program and does not believe our compensation program encourages excessive or inappropriate risk-taking for the following reasons:
•	Our compensation consists of both fixed and variable components.
—
The fixed (or salary) portion of compensation is designed to provide a steady income regardless of our stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business aspects.

—	The variable portions of compensation (cash bonus and equity) are designed to reward both short- and long-term corporate performance.
○	For short-term performance, our cash bonus is awarded based primarily on corporate and business segment performance goals or targets.
○
For long-term performance, our Stock Options generally vest ratably over three years and are only valuable if our stock price increases over time. Our Time-Based Restricted Share grants and Performance Share grants generally cliff vest in three years.

•
The variable elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce superior short- and long-term corporate results, while the fixed element is also sufficient such that executives are not encouraged to take unnecessary or excessive risks in doing so.

•
The use of Adjusted EBITDA as the contingent factor upon which ICP cash incentive depends, encourages our executives to take a balanced approach that focuses on corporate profitability, rather than other measures such as revenue targets, which may create incentives for management to drive sales without regard to cost structure. No payout is made under the ICP program if we are not sufficiently profitable.

•
Our ICP and LTIP awards are capped for each participant, which mitigates excessive risk-taking. Even if the Company dramatically exceeds its Adjusted EBITDA target, the awards are limited. Conversely, there is no ICP or LTIP award unless minimum performance levels of applicable goals are achieved.

•
Because a portion of management’s personal investment portfolio consists of the Company’s stock, we believe that the stock ownership guidelines we have in place provide a considerable incentive for management to consider the Company’s long-term interests in both their short- and long-term decisions. In addition, we prohibit all hedging transactions involving our stock, so our executives and directors cannot insulate themselves from the effects of poor Company stock price performance.

The following table sets forth fixed and variable components as a percentage of total compensation, as presented in the “Total” column of the “Summary Compensation Table for 2021,” that we paid for the year ended December 31, 2021, to each NEO.
Name	Fixed Component of Compensation	Variable Component of Compensation
Ted Harris	19.3%	80.7%
Martin Bengtsson	30%	70%
Jim Hyde	38.5%	61.5%
Martin Reid	28%	72%
Mark Stach	35.7%	64.3%
William Backus	34.7%	65.3%
Deductibility of Executive Compensation
In accordance with Section 162(m) of the IRS Code, the deductibility for federal corporate income tax purposes of compensation paid to certain of our individual executive officers over $1 million in any year may be restricted. Under the Tax Cut and Jobs Act of 2017, the exemption for qualifying “performance based” compensation was repealed for taxable years beginning after December 31, 2017. As a result, the compensation paid to our individual executive officers (on or after January 1, 2021) in excess of $1 million is generally not deductible unless it qualifies for certain transition relief. Awards granted during taxable years beginning before January 1, 2018 were structured to qualify as “performance based” under Section 162(m).

COMPENSATION DISCUSSION AND ANALYSIS
of the IRS Code. While the Company will monitor guidance and developments in this area, it believes that the tax deduction is only one of several relevant considerations in setting compensation. Accordingly, where it is deemed necessary and in the best interests of the Company to attract and retain the best possible executive talent to compete successfully and to motivate such executives to achieve the goals inherent in our business strategy, the Compensation Committee may approve compensation to executive officers which exceeds the deductibility limits or otherwise may not qualify for deductibility. In this regard, certain portions of compensation paid to the NEOs may not be deductible for federal corporate income tax purposes under Section 162(m) of the Code.

Compensation Committee Report
We have reviewed and discussed the above “Compensation Discussion and Analysis” with management.
Based upon this review and discussion, we have recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement.
Submitted by the Compensation Committee of the Board of Directors.
John Televantos (Chair) David Fischer Daniel Knutson Matthew Wineinger

Executive Compensation
Summary Compensation Table
The following table sets forth the compensation earned by our NEOs:
Name and Principal Position	Year	Salary	Stock Awards (1)	Stock Options (1)	Non-equity Incentive Plan Compensation (2)	Deferred Compensation Earnings (3)	All Other Compensation (34)	Total
Ted Harris, Chairman, President & CEO	2021	$1,050,000	$2,165,751	$725,105	$1,757,640	$0	$63,177	$5,761,673
	2020	$1,000,000	$1,688,698	$564,725	$1,318,131	$0	$48,701	$4,620,255
	2019	$915,000	$1,546,392	$516,146	$749,209	$0	$66,002	$3,792,749
Martin Bengtsson, Chief Financial Officer and Treasurer	2021	$478,311	$521,223	$175,482	$482,627	$0	$31,250	$1,688,893
	2020	$454,329	$328,430	$110,640	$362,287	$0	$30,400	$1,286,086
	2019	$393,173	$1,352,106	$386,955	$177,063	$0	$29,361	$2,338,658
Jim Hyde, Senior Vice President and General Manager, Human Health and Nutrition	2021	$445,712	$325,169	$109,262	$327,731	$0	$32,450	$1,240,324
	2020	$429,887	$324,737	$108,335	$240,893	$0	$31,600	$1,135,452
	2019	$416,287	$214,589	$72,954	$119,472	$0	$31,600	$854,902
Martin Reid, Chief Supply Chain Officer	2021	$375,962	$499,872	$191,128	$339,539	$0	$26,227	$1,432,728
Mark Stach, General Counsel and Secretary	2021	$350,850	$258,229	$86,086	$265,451	$0	$20,450	$981,066
	2020	$330,889	$227,831	$76,065	$198,021	$0	$19,600	$852,406
	2019	$291,205	$365,232	$65,658	$107,299	$0	$19,600	$848,994
William Backus, Chief Accounting Officer	2021	$300,797	$323,474	$76,153	$227,545	$0	$32,450	$960,419
	2020	$293,467	$218,207	$73,760	$175,453	$0	$31,600	$792,487
	2019	$286,282	$465,530	$71,130	$105,484	$0	$31,600	$960,026
(1)
The amounts included in the “Stock Awards” and “Stock Options” columns reflect the aggregate grant date fair value as computed in accordance with FASB Accounting Standards Codification 718 adjusted to eliminate service-based forfeiture assumptions used for financial reporting purposes. A discussion of the assumptions used in valuation of Stock Options may be found in “Note 3 – Stockholders’ Equity” in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 24, 2022. For the fiscal years ended December 31, 2019 - 2021, the awards reported in the “Stock Awards” column above consist of Performance Shares and Time-Based Restricted Shares. The grant date fair value of the Performance Shares is reflected at target payout based on the probable outcome of the applicable performance conditions. The maximum value for the Performance Shares is as follows: (i) for 2021: Mr. Harris – $2,713,781; Mr. Bengtsson – $652,832; Mr. Hyde – $407,425; Mr. Reid $402,659; Mr. Stach – $324,034; and Mr. Backus – $278,764; (ii) for 2020: Mr. Harris – $1,992,532; Mr. Bengtsson – $387,312; Mr. Hyde – $382,835; Mr. Reid NA; Mr. Stach – $268,656; and Mr. Backus – $257,462; and (iii) for 2019: Mr. Harris - $2,083,750; Mr. Bengtsson – $442,313; Mr. Hyde – $289,270; Mr. Reid NA; Mr. Stach – $265,724; and Mr. Backus – $284,224, with the foregoing being calculated by multiplying the number of shares that would be granted upon achievement of the highest performance conditions by the price on the grant date. For Mr. Bengtsson, the Stock Awards and Stock Options columns reflect the Time-Based Restricted Shares and Stock Options granted under the LTIP in 2019 ($328,146 and $109,430 respectively) and sign-on Time-Based Restricted Shares and Stock Options ($1,023,960 and $277,525 respectively) granted in part in recognition of the value in unvested equity and other benefits from his prior employer that he forfeited (See the description of the Bengtsson Offer Letter at Page 44). For Mr. Reid, the Stock Awards and Stock Options columns reflect the Time-Based Restricted Shares and Stock Options granted under the LTIP in 2021($321,432 and $109,262 respectively) and sign-on Time-Based Restricted Shares and Stock Options ($178,440 and $81,866 respectively) granted in part in recognition of the value in unvested equity and other benefits from his prior employer that he forfeited. For Mr. Backus, the Stock Awards and Stock Options columns reflect the Time-Based Restricted Shares and Stock Options granted under the LTIP in 2021 ($222,213 and $76,153 respectively) and a special one-time award of Time-Based Restricted Shares ($101,261) granted in recognition of his additional responsibilities in leading our enterprise resource planning (ERP) implementation in 2021.

(2)	Reflects the value of cash incentive bonuses earned under the Company’s ICP.
(3)	The Deferred Compensation Plan does not provide above-market or preferential earnings.
(4)
The amounts listed in the “All Other Compensation” column for fiscal 2021 include actual and estimated matching and profit-sharing contributions by the Company under the 401(k) Plan, and other perquisites and personal benefits, and details about these amounts are set forth in the table below.

Executive Compensation
Name	Company 401k Plan Matching and Profit-sharing Contributions	Other Perquisites	Total All Other Compensation
Ted Harris	$20,450	$42,727	$63,177
Martin Bengtsson	$20,450	$10,800	$31,250
Jim Hyde	$20,450	$12,000	$32,450
Martin Reid	$16,673	$9,554	$26,227
Mark Stach	$20,450	$0	$20,450
William Backus	$20,450	$12,000	$32,450
For Mr. Harris, the amounts other than 401(k) contributions reflect: (i) an automobile allowance; (ii) the reimbursement of certain expenses related to his use of a financial planner; (iii) amounts associated with the insurance and maintenance of Mr. Harris’ automobile; and, (iv) the reimbursement of automobile expenses that are related to Company business. For each NEO other than Mr. Harris, the amounts other than 401(k) contributions reflect an automobile allowance.

Executive Compensation
2021 Grants of Plan-Based Awards
Name	Grant Date	Grant Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock (#)	All Other: Number of Securities Underlying Stock Options (#)	Exercise Price of Stock Option(3) ($/Share)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
Ted Harris		ICP	$0	$1,050,000	$2,100,000
	02/11/2021	Performance Shares				5,695	11,390	22,780
	02/11/2021	Time-Based Restricted Shares							6,060
	02/11/2021	Stock Options								21,900	$119.13
												$2,890,856
Martin Bengtsson		ICP	$0	$270,713	$581,426
	02/11/2021	Performance Shares				1,370	2,740	5,480
	02/11/2021	Time-Based Restricted Shares							1,460
	02/11/2021	Stock Options								5,300	$119.13
												$696,705
Jim Hyde		ICP	$0	$203,175	$406,350
	02/11/2021	Performance Shares				855	1,710	3,420
	02/11/2021	Time-Based Restricted Shares							910
	02/11/2021	Stock Options								3,300	$119.13
												$434,431
Martin Reid		ICP	$0	$191,250	$382,500
	02/11/2021	Performance Shares				845	1,690	3,380
	02/11/2021	Time-Based Restricted Share Awards							900
	02/11/2021	Stock Options								3,300	$119.13
												$430,694
Mark Stach		ICP	$0	$159,333	$318,666
	02/11/2021	Performance Shares				680	1,360	2,720
	02/11/2021	Time-Based Restricted Shares							720
	02/11/2021	Stock Options								2,600	$119.13
												$344,314
William Backus		ICP	$0	$136,253	$272,507
	02/11/2021	Performance Shares				585	1,170	2,340
	02/11/2021	Time-Based Restricted Shares							1,470
	02/11/2021	Stock Options								2,300	$119.13
												$399,626
(1)	The maximum amounts equal 200% of target. Additional information regarding the design of the ICP is included in the Compensation Discussion and Analysis.
(2)
The target number of shares shown in the table reflects the number of shares of our Common Stock earned if performance is achieved at target levels. All shares will be awarded net of applicable tax withholding. Dividend equivalents accrue during the performance cycle and will be paid out in shares, net of applicable tax withholding, based on the actual number of shares earned for the performance cycle, if any.

(3)	The exercise price equals the closing price of our Common Stock on the grant date.
(4)	The amounts represent the grant date fair value of the awards as computed in accordance with FASB ASC Topic 718.

Executive Compensation
Terms and Conditions of Awards
The 2017 Plan provides for a variety of equity award vehicles to maintain flexibility. The 2017 Plan permits the Company to grant of Stock Options, Stock Appreciation Rights (“SARs”), restricted stock awards and other stock-based awards, and provides for the granting of cash performance awards. The 2017 Plan is flexible and allows the Company to change equity grant practices from time to time.
After the adoption of the 2017 Plan, no further awards have been granted under the Second Amended and Restated 1999 Stock Plan (the “1999 Plan”), but outstanding awards granted under the 1999 Plan prior to the adoption of the 2017 Plan continue in accordance with their terms.
Under the 2017 Plan:
1.	Officers and other employees of the Company may be granted Stock Options which qualify as incentive stock options (“ISOs”) under Section 422(b) of the Code;
2.	Directors, officers and employees may be granted Stock Options which do not qualify as ISOs (“Non-Qualified Options”);
3.	Directors, officers and employees may be granted Time-Based Restricted Shares and Performance Shares.
The exercise price per share specified to each Stock Option granted under the 2017 Plan may not be less than the fair market value per share of Common Stock on the date of such grant and must have a term no longer than ten years. The 2017 Plan expressly prohibits the repricing of stock options without stockholder approval.
Time-Based Restricted Shares vest in full three years from the date of grant. In the event the NEO’s employment with the Company is terminated for cause or upon the NEO’s voluntary resignation prior to vesting in full, the Time-Based Restricted Shares are forfeited. In the event of a major disability or significant illness, Time-Based Restricted Shares will vest based upon the amount of time remaining until the vesting date.
The Performance Shares vest in three years from grant, subject to the achievement of certain performance criteria. Performance Shares will vest based upon the amount of time remaining until the vesting date in the event of recipient’s prior death, disability or “retirement,” as such is defined in the applicable Performance Share Grant Agreement.
Upon a change of control, the Compensation Committee may accelerate the vesting and/or payment dates of awards in its discretion.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, set forth below is disclosure regarding the relationship of the annual total compensation of our employees and the total annual compensation of Mr. Harris, our Chairman, President and CEO.
Mr. Harris had 2021 annual total compensation of $5,761,673 as reflected in the Summary Compensation Table included in this Proxy Statement. Our median employee’s annual total compensation for 2021 was approximately $59,524.85. Therefore, the ratio of Mr. Harris’ 2021 annual total compensation to that of our median employee is approximately 97 to 1.
We identified the median employee by examining the 2021 total cash compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2021, the last day of our payroll year. We included all employees whether they were employed on a full-time, part-time or seasonal basis. We did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and annualized the compensation for any full-time employees who were not employed by the Company for all of 2021. We believe the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees. Approximately four percent of our employees receive annual equity awards.
After identifying the median employee based on total cash compensation, we calculated annual total compensation for such employee using the same methodology that we use for our NEOs as set forth in the 2021 Summary Compensation Table.

Executive Compensation
Outstanding Equity Awards at Fiscal Year End 2021
The following table shows outstanding Stock Options classified as exercisable and not currently exercisable as of December 31, 2021 for each NEO. The table also discloses the number and value of unvested Time-Based Restricted Shares and Performance Shares as of December 31, 2021.
Name					Stock Awards		Performance Awards
	# Of Securities Unexercised Underlying Options
	Exercisable(1)	Not currently Exercisable(1)	Option Exercise Price/share	Option Expiration Date	Number of Unvested Shares	$(3)	Number of Unvested Shares(2) $	$(3)
Ted Harris	10,000	0	54.87	4/28/2025
	24,350	0	60.85	2/23/2026
	25,930	0	85.40	2/21/2027
	18,800	0	74.57	2/15/2028
	16,980	11,320	84.09	2/13/2029
	4,900	19,600	111.94	2/13/2030
	0	21,900	119.13	2/11/2031	21,920	$3,695,712	32,680	$5,509,848
Martin Bengtsson(4)	9,000	6,000	85.33	2/4/2029
	3,600	2,400	84.09	2/13/2029
	960	3,840	111.94	2/13/2030
	0	5,300	119.13	2/11/2031	7,740	$1,304,964	7,100	$1,197,060
Jim Hyde	18,000	0	60.85	2/23/2026
	5,660	0	85.40	2/21/2027
	3,800	0	74.57	2/15/2028
	2,400	1,600	84.09	2/13/2029
	940	3,760	111.94	2/13/2030
	0	3,300	119.13	2/11/2031	7,660	$1,291,476	5,140	$866,604
Martin Reid	0	2,500	118.96	2/8/2031
	0	3,300	119.13	2/11/2031	2,400	$404,640	1,690	$284,934
Mark Stach	1,200	0	60.85	2/23/2026
	2,200	0	85.40	2/21/2027
	3,400	0	74.57	2/15/2028
	2,160	1,440	84.09	2/13/2029
	660	2,640	111.13	2/13/2030
	0	2,600	119.13	2/11/2031	5,020	$846,372	4,140	$698,004
William Backus	15,000	0	60.85	2/23/2026
	5,480	0	85.40	2/21/2027
	3,700	0	74.57	2/15/2028
	2,340	1,560	84.09	2/13/2029
	640	2,560	111.94	2/13/2030
	0	2,300	119.13	2/11/2031	6,880	$1,159,968	4,010	$676,086
(1)
Stock Options granted under both the 2017 Plan and the 1999 Plan have a term of ten years from the grant date and become exercisable 20% after 1 year, 60% after 2 years and 100% after 3 years, beginning on the first anniversary of the grant date.

(2)
Time-Based Restricted Shares vest three years from the date of grant. Performance Shares vest in three years and are reflected at target payout based on the probable outcome of the performance conditions. The following table provides information with respect to the final vesting dates of each outstanding restricted stock award (both Time-Based Restricted Shares and Performance Shares) held by each NEO as of December 31, 2021.

Executive Compensation
Final Vesting Date	Ted Harris	Martin Bengtsson	Jim Hyde	Martin Reid	Mark Stach	William Backus
Jan. 1 2022	12,390	2,630	1,720		1,580	1,690
Feb. 4, 2022		4,000(4)
Feb. 13, 2022	6,130	1,300	850		2,780	3,840
Feb. 15, 2022	4,700		930		840	920
Jan. 1, 2023	8,900	1,730	1,710		1,200	1,150
Jan. 15, 2023			4,000
Feb. 13, 2023	5,030	980	970		680	650
Jan. 1, 2024	11,390	2,740	1,710	1,690	1,360	1,170
Feb. 8, 2024				1,500
Feb. 11, 2024	6,060	1,460	910	900	720	1,470
Total	54,600	14,840	12,800	4,090	9,160	10,890
(3)	Value is computed based on the closing price of our Common Stock on December 31, 2021, which was $168.60 per share.
(4)
In connection with the hiring of Mr. Bengtsson as Chief Financial Officer, the Company and Mr. Bengtsson entered into an offer letter dated January 10, 2019 (“Bengtsson Offer Letter”). The Bengtsson Offer Letter provided in part that Mr. Bengtsson would also receive 12,000 shares of Company Time-Based Restricted Shares, which will vest ratably over three years after the date of grant (February 4, 2019), with one-third vesting each year beginning in 2020, and Stock Options to acquire 15,000 shares of Company stock at $85.33 per share, which Stock Options vest 20% after Year 1, 40% after Year 2 and 40% after Year 3.

Option Exercises and Stock Vested in 2021
The following table sets forth certain information regarding options and stock awards exercised and vested, respectively, by each of our NEOs during the fiscal year ended December 31, 2021.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)
Ted Harris	0	N/A	9,840	$1,172,239
Martin Bengtsson	0	N/A	4,000	$454,360
Jim Hyde	0	N/A	1,964	$233,971
Martin Reid	0	N/A
Mark Stach	0	N/A	1,766	$210,384
William Backus	14,348	$1,056,278	1,924	$229,206
(1)	Value realized represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the options.
(2)
Reflects the earnings of Performance Shares granted in 2018 under the Fiscal 2018 – 2020 Performance Share awards including dividend equivalent shares. The Performance Shares were subject to performance goals for the performance period ended December 31, 2020. The Performance Shares were subject to performance goals for the performance period ended December 31, 2020, with the number of TSR Performance Shares vesting representing 195.4% of the target shares and with no EBITDA Performance shares vesting as the threshold for EBITDA Performance Shares was not achieved. Awards vested on February 11, 2021. See “LTIP Awards” beginning at Page 34 above). Values realized for Performance Shares earned are based on the closing share prices $119.13 on February 11, 2021, the date the Compensation Committee determined that the performance targets for the performance period ended December 31, 2020 had been met.

Nonqualified Deferred Compensation
For a description of the Balchem Deferred Compensation Plan, see “Balchem Deferred Compensation Plan” at Page 36 above.

Executive Compensation
Information regarding deferred elections under the Deferred Compensation Plan are included in the table below:
Name	NEO Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Ted Harris	$1,198,599	$255,019	$0	$2,801,570
Martin Bengtsson	$0	$0	$0	$0
Jim Hyde	$452,357	$30,294	$0	$1,246,126
Martin Reid	$0	$0	$0	$0
Mark Stach	$263,672	$115,956	$0	$782,965
William Backus	$0	$2,037	$(5,920)	$14,678
(1)
NEO contributions include any deferrals of annual compensation, including earned awards under the ICP. These amounts are included in the NEOs’ compensation under either “Salary” or “Non-Equity Incentive Compensation”.

Termination of Employment and Change of Control Arrangements
Agreement with Mr. Harris. We entered into an employment agreement with Mr. Harris on April 22, 2015 (the “Harris Agreement”), which provides for automatic one-year extensions of the employment term unless either party provides within 60 days of the end of the then-current term written notice of its intention not to extend the agreement.
If the Harris Agreement is terminated, either by us or by Mr. Harris, and Mr. Harris releases claims in favor of the Company, Mr. Harris is entitled to receive any unpaid (earned at the date of such termination) salary, vacation and/or ICP bonus which Mr. Harris earned in respect of specific objectives completed during the fiscal year, and, in certain circumstances, other payments as more particularly described in the table below.
Under the 2017 Plan, in the event of a Change in Control (as defined therein) and involuntary termination by the Company within 24 months following such Change of Control, awards that are options or SARs under the 2017 Omnibus Incentive Plan will become fully exercisable upon the date of such involuntary termination, and the restrictions in force and applicable with respect to any other such awards under the 2017 Omnibus Incentive Plan (i.e., awards other than options and SARs) will automatically lapse upon the date of the involuntary termination, with any such awards that are subject to performance criteria deemed to vest at the “target” level of performance.
In the event that any of the payments provided for in the Harris Agreement otherwise would constitute an “excess parachute payment” (as defined in Section 280G of the Code), the amount of payments would be reduced to the maximum level that would not result in excise tax under Section 4999 of the Code, if this reduction would cause Mr. Harris to receive a larger after-tax amount than if no reduction were made.
During the period of Mr. Harris’ employment (or, in the case of a voluntary termination by Mr. Harris or a termination of his employment by the Company for Cause, the balance of the term of the Harris Agreement before giving effect to such termination) and for a period of two years thereafter, the Harris Agreement imposes on Mr. Harris certain non-competition and non-solicitation obligations regarding the Company and its clients, customers and its employees.
The amount of compensation payable to Mr. Harris in the event of termination of employment, assuming termination as of December 31, 2021, and a share price for our Common Stock equal to the closing market price on that date, is set forth in the table below. The Harris Agreement does not obligate us to provide any compensation to Mr. Harris in the case of a Change in Control that does not result in termination of employment; the 2017 Plan allows for the discretionary automatic acceleration of outstanding awards upon the occurrence of a Change in Control pursuant to the terms of the Harris Agreement.

Executive Compensation
Benefits and Payments Upon Termination(1)
Event	Base Salary	ICP Bonus(2)	Acceleration of Vesting Stock Options and Restricted Shares(3)	Total
Voluntary termination by Mr. Harris, upon Mr. Harris’ death or termination for Cause(4)	$0	$1,757,640	$0	$1,757,640
Termination by the Company for other than Cause, Mr. Harris’ death or in response to a notice from that he intends to terminate the Harris Agreement or by Mr. Harris for Good Reason(5)	$2,100,000	$1,757,640	$0	$3,857,640
Termination by Company prior to the second anniversary of a Change in Control for other than for Cause, Mr. Harris’ death or in response to a notice from that he intends to terminate the Harris Agreement	$2,100,000	$2,276,262	$12,356,142	$16,732,404
Voluntary termination by Mr. Harris prior to the second anniversary of a Change in Control	$1,050,000	$1,757,640	$12,356,142	$15,163,782
(1)	Table assumes termination occurred on December 31, 2021, and, in the case of events following a Change of Control, that the Change of Control occurred during 2021.
(2)	Represents the ICP Bonus earned by Mr. Harris in fiscal year 2021.
(3)
While the Harris Agreement does not call for the acceleration of equity (other than the Equity Replacement Shares (as defined therein) which such Equity Replacement Shares vested by their own terms in 2016 and 2017), Under the 2017 Plan, the Compensation Committee has discretionary authority to determine the treatment of awards thereunder and the 2017 Plan calls for the acceleration of equity grants as described in the narrative above in the event of a Change in Control (as defined in the 2017 Plan). Amounts in this column are calculated by: (i) multiplying the number of shares subject to accelerated vesting (all Time-Based Restricted Shares being accelerated, and the target level of Performance Shares being accelerated) by $168.60, which is the closing market price per share of our Common Stock on December 31, 2021, and (ii) the difference between (x) the per share grant price of the accelerated Stock Options and (y) $168.60, which is the closing market price per share of our Common Stock on December 31, 2021 Performance Shares) and Stock Options.

(4)
Under the Harris Agreement, “Cause” means: habitual absence or lateness; gross insubordination or material violation of published material Company policies; failure to devote full time to the Company’s business; failure to comply with the obligations of confidentiality, non-competition and non-solicitation of the Company’s clients, customers and employees; any action which constitutes a violation of any applicable criminal statute; or any act which frustrates or violates the fiduciary duties owed by Mr. Harris to the Company.

(5)
Under the Harris Agreement, “Good Reason” will have occurred if Mr. Harris terminates his employment within twelve months after he has been demoted from his position as President and Chief Executive Officer or shall otherwise have suffered by reason of the Company’s intentional actions regarding the terms and nature of his employment such a fundamental change in his employment as to effectively amount to a “constructive termination” of his employment with Company (but he shall not in fact have been discharged from such employment), including a reduction of his base annual salary, or a diminution in his duties or responsibilities.

The amounts shown in the table above do not include payments for accrued salary and vacation, or payments made under any life insurance policy in the case of death. Amounts shown in the table are subject to reduction to the extent necessary to avoid an “excess parachute payment” under Section 280G of the Code, if such reduction would cause the executive to receive a larger after-tax amount than if no reduction were made.
Hyde Employment Agreement. When in 2016 Balchem acquired Albion International, Inc., now Albion Laboratories, Inc. (“Albion”), Albion and Mr. Hyde were parties to an employment agreement. In connection with the acquisition, the parties amended and restated the employment agreement (as so amended and restated, the “Hyde Agreement”). If Balchem terminates the employment agreement other than for “Cause” (as defined in the Hyde Agreement), or in the event Mr. Hyde terminates his employment under certain limited circumstances, effectively amounting to a constructive termination, subject to his execution of an effective release of claims in favor of the Company, he will be entitled to severance payments equal to 100%

Executive Compensation
of his then current annual salary, which was $445,712 as of December 31, 2021, (payable in 12 monthly installments). The Hyde Agreement imposes on Mr. Hyde certain non-competition and non-solicitation obligations regarding the Company and its clients, customers and its employees during the term thereof and for a two-year period following its termination.
Offer Letter with Mr. Bengtsson. Under the terms of the Bengtsson Offer Letter, if the Company terminates Mr. Bengtsson’s employment for any reason other than Cause (as defined in the Bengtsson Offer Letter), Mr. Bengtsson will receive a severance payment equal to one year of annual base salary, which was $478,311 as of December 31, 2021, payable in twelve equal installments commencing on the month following the month in which the termination occurs.
The other NEOs are employees at-will and, as such, do not have employment agreements or any entitlement to post-employment compensation or benefits. However, upon a change of control as defined in the 1999 Plan, all unvested Stock Options granted pursuant to that plan immediately vest and become exercisable, all restrictions, applicable to outstanding shares of Time-Based Restricted Shares granted pursuant to that plan, lapse, and all Performance Shares granted pursuant to that plan shall immediately vest and be deemed earned. Except as provided in the Harris Agreement, the 2017 Plan does not provide for automatic acceleration of outstanding awards upon the occurrence of a change of control.
Related Party Transactions
Other than the compensation and employment arrangements described above, since the beginning of 2021 we have not entered into any transactions in which any of our directors or executive officers or their immediate family members have a direct or indirect interest.
The Company has adopted a related party transaction policy. Under the related party transaction policy, our Audit Committee reviews and approves proposed transactions or courses of dealings with respect to which holders of 5% or more of our stock and/or our NEOs or directors or members of their immediate families have an interest. Before entering into any transaction, arrangement or relationship constituting an related party transaction, other than certain basic pre-approved transactions, all material facts are required to be reviewed by the Audit Committee, which has the authority to approve or disapprove the transaction based on appropriate factors, including whether the transaction is on terms no less favorable to the Company than terms generally available from an un-affiliated third party and the extent of the related person’s interest in the transaction.

Executive Compensation
Equity Compensation Plan Information
The following table provides information, as of December 31, 2021, with respect to shares of our Common Stock that may be issued pursuant to awards under the 2017 Plan and the 1999 Plan (each described above). These plans are the Company’s only equity compensation plans approved by security holders, and there are no equity compensation plans that have not been approved by security holders. It should be noted that shares of our Common Stock may be allocated to, or purchased on behalf of, participants in the Company’s 401(k) retirement plan (described above). Consistent with SEC regulations governing equity compensation plans, information relating to shares issuable or purchased under the Company’s 401(k) retirement plan is not included in the table below.
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price Per Share of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column)(1)
Equity compensation plans approved by security holders	866,895	88.19	703,707
Equity compensation plans not approved by security holders
Total	866,895	88.19	703,707
(1)	15,297 shares of unvested Time-Based Restricted Shares granted to non-employee directors and 106,380 shares of unvested Time-Based Restricted Shares granted to NEOs are excluded from this table.

Executive Compensation
Security Ownership of Certain Beneficial Owners and of Management
The table below sets forth as of April 1, 2022, the number of shares of Common Stock beneficially owned by (i) each director, (ii) each NEO, (iii) each beneficial owner of, or institutional investment manager exercising investment discretion with respect to, 5% or more of the outstanding shares of our Common Stock known to the Company based upon filings with the SEC, and (iv) all current directors and NEOs as a group, and the percentage ownership of our outstanding Common Stock as of such date held by each such holder and group.
The table does not include Performance Shares granted under the Company’s LTIP (which grants vest at the end of three years), as the number of shares to be awarded is not determinable at the time of grant and the recipients do not have beneficial ownership of such shares.
Name and Address of Beneficial Owner	Notes	Beneficially Owned(1)	Percent of Class(2)
BlackRock Institutional Trust Company, N.A.	(3)	4,844,013	15.0%
The Vanguard Group, Inc.	(4)	3,744,839	11.6%
APG Asset Management US Inc.	(5)	2,715,000	8.4%
Wasatch Advisors, Inc.	(6)	1,694,339	5.2%
Ted Harris	(7)	198,099	*
William Backus	(8)	59,639	*
Perry Premdas	(9)	50,892	*
Jim Hyde	(10)	40,359	*
John Televantos	(11)	38,413	*
Martin Bengtsson	(12)	37,967	*
David Fischer	(13)	28,900	*
Mark Stach	(14)	20,693	*
Martin Reid	(15)	15,586	*
Matthew Wineinger	(16)	13,140	*
Daniel Knutson	(17)	4,505	*
Joyce Lee	(18)	3,897	*
Kathleen Fish	(19)	509	*
Totals Executive Officers/Directors		512,599	1.6%

Shares Outstanding April 1, 2022		32,116,069
*	Less than 1%
(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares which may be acquired upon exercise of stock options which are currently exercisable, or which become exercisable within 60 days after the date of the information in the table are deemed to be beneficially owned by the optionee. Except as indicated by footnote, and subject to community property laws where applicable, to the Company’s knowledge, the persons or entities named in the table above are believed to have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)
For purposes of calculating the percentage of outstanding shares held by each person named above, any shares which such person has the right to acquire within 60 days after the date of the information in the table are deemed to be outstanding, but not for calculating the percentage ownership of any other person.

(3)
Based upon information provided in a Schedule 13G/A for such entity filed with the SEC on January 27, 2022. Such entity’s address as reported in its Schedule 13G/A is 55 East 52nd Street, New York, NY 10022.

(4)
Based upon information provided in a Schedule 13G/A for such entity filed with the SEC on February 9, 2022. Such entity’s address as reported in its Schedule 13G/A is 100 Vanguard Blvd, Malvern, PA 19355.

(5)
Based upon information provided in a Schedule 13G for such entity filed with the SEC on February 2, 2022. Such entity’s address as reported in its Schedule 13G is 666 3rd Ave., 2nd Floor, New York, NY 10017

Executive Compensation
(6)
Based upon information provided in a Schedule 13G for such entity filed with the SEC on February 11, 2022. Such entity’s address as reported in its Schedule 13G 505 Wakara Way, Salt Lake City, UT 84108.

(7)
Consists of 126,460 shares such person has the right to acquire pursuant to Stock Options, 17,070 shares of Time-Based Restricted Shares, 1,506 shares held in such person’s Company 401(k) retirement account, and 53,063 shares held directly.

(8)	Consists of 9,161 shares such person has the right to acquire pursuant to Stock Options, 1,706 shares of Time-Based Restricted Shares, and 48,772 shares held directly.
(9)
Consists of 34,940 shares such person has the right to acquire pursuant to Stock Options, 6,700 shares of Time-Based Restricted Shares, 962 shares held in such person’s Company 401(k) retirement account, and 8,290 shares held directly.

(10)
Consists of 30,460 shares such person has the right to acquire pursuant to Stock Options, 2,670 shares of Time-Based Restricted Shares, 757 shares held in such person’s Company 401(k) retirement plan account, and 6,472 shares held directly.

(11)
Consists of 24,940 shares such person has the right to acquire pursuant to Stock Options, 3,890 shares of Time-Based Restricted Shares, 624 shares held in such person’s Company 401(k) retirement plan account, and 8,959 shares held directly.

(12)	Consists of 9,161 shares such person has the right to acquire pursuant to Stock Options, 1,706 shares of Time-Based Restricted Shares, and 27,100 shares held directly.
(13)	Consists of 9,161 shares such person has the right to acquire pursuant to Stock Options, 1,706 shares of Time-Based Restricted Shares, and 18,033 shares held directly.
(14)
Consists of 12,900 shares such person has the right to acquire pursuant to Stock Options, 2,050 shares of Time-Based Restricted Shares, 1,085 shares held in such person’s Company 401(k) retirement account, and 4,658 shares held directly.

(15)	Consists of 9,161 shares such person has the right to acquire pursuant to Stock Options, 1,706 shares of Time-Based Restricted Shares, and 4,719 shares held directly.
(16)	Consists of 9,161 shares such person has the right to acquire pursuant to Stock Options, 1,706 shares of Time-Based Restricted Shares, and 2,273 shares held directly
(17)
Consists of 1,160 shares such person has the right to acquire pursuant to Stock Options, 3,170 shares of Time-Based Restricted Shares, and 175 shares held in such person’s Company 401(k) retirement account.

(18)	Consists of 2,191 shares such person has the right to acquire pursuant to Stock Options, and 1,706 Time-Based Restricted Shares.
(19)	Consists of 509 Time-Based Restricted Shares.

Information Relating to Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Principal Accountant Fees and Services
During 2021, the Company retained RSM to audit the consolidated financial statements for the fiscal year ended 2021. In addition, the Company also retained RSM to provide services relating to Management’s Assessment of Internal Controls as required by Section 404 of the Sarbanes-Oxley Act, as well as for other audit-related services. During the period covering the fiscal years ended December 31, 2021 and 2020, RSM performed the following professional services:
	2021	2020
Audit fees(1)	$1,157,178	$1,120,424
Audit-related fees(2)	$145,914	$36,315
Tax fees(3)	$36,750	$0
Total fees	$1,339,842	$1,156,739
(1)
Audit fees relate to audit of the annual consolidated financial statements and quarterly reviews, including out of pocket disbursements and administrative charges, and fees related to foreign statutory audit.

(2)
Audit-related fees for 2021 consist of fees paid for the employee benefit plan audit and fees paid for unconsummated acquisition financial due diligence procedures; audit-related fees for 2020 consist of fees paid for the employee benefit plan audit.

(3)	Tax fees for 2021 consist of unconsummated acquisition tax due diligence procedures.
Audit Committee Financial Experts
The Board of Directors has determined that Mr. Knutson, the Chair of the Audit Committee, and Messer’s Fischer and Wineinger are “audit committee financial experts” as defined under SEC rules.
Policy on Pre-Approval of Audit and Non-Audit Services
All audit and non-audit services provided to the Company by the independent accountants are pre-approved by the Audit Committee or in certain instances by one or more of its members pursuant to delegated authority. At the beginning of each year, the Audit Committee reviews and approves all known audit and non-audit services and fees to be provided by and paid to the independent accountants. During the year, specific audit and non-audit services or fees not previously approved by the Audit Committee are approved in advance by the Audit Committee or in certain instances by one or more of its members pursuant to delegated authority. In addition, during the year the Chief Financial Officer and the Audit Committee monitor actual fees to the independent accountants for audit and non-audit services.
The Audit Committee reviewed all audit and non-audit services provided by RSM with respect to the fiscal year ended December 31, 2021 and concluded that the provision of such services was compatible with maintaining independence in the conduct of its auditing functions. All audit and non-audit services provided by RSM described in the table above were pre-approved by the Audit Committee.
Audit Committee Report
The Board of Directors has appointed an Audit Committee consisting of four directors. Each member of the Audit Committee is independent as defined under the Nasdaq Stock Market LLC and SEC independence requirements applicable to audit committee members. The Board of Directors has adopted a written charter with respect to the Audit Committee’s responsibilities. The Audit Committee oversees the Company’s internal and independent auditors and assists the Board of Directors in overseeing matters relating to the Company’s financial reporting process and risk exposure.
In fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management and discussed with RSM: (i) the audit; and, the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 (Communications with Audit Committees). This included a discussion of the RSM’s judgment as to the quality, not just the acceptability, of the Company’s accounting principles as applied to the Company’s financial reporting, and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received from RSM the written disclosures and letter required by applicable requirements of the PCAOB regarding its communications with the Audit Committee concerning independence. Audit Committee also discussed with RSM and management RSM’s independence.
Management is responsible for maintaining internal controls over financial reporting and assessing the effectiveness of internal control over financial reporting. RSM’s responsibility is to express an opinion on the effectiveness of the Company’s internal control over financial reporting based on its audit. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s assessment process of internal controls over financial reporting. The Audit Committee reviewed with RSM any deficiencies that had been identified during its engagement.
The Audit Committee also considered whether the provision of non-audit services by RSM to the Company is compatible with RSM’s independence. RSM advised the Audit Committee that RSM was, and continues to be, independent with respect to the Company.
Based upon the reviews, discussions and considerations referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission.
The Audit Committee has also appointed RSM as the Company’s independent auditors for 2022.
Submitted by the Audit Committee of the Board of Directors.
Daniel Knutson, Chair
David Fischer
Joyce Lee
Matthew Wineinger

being the members of the Audit Committee of the Board of Directors

MISCELLANEOUS ITEMS
Quorum Required
Maryland law and the Company’s Bylaws require the presence of a quorum for the meeting, defined as the presence at the Meeting or represented by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Meeting. Abstentions will be treated as “present” for purposes of determining the presence of a quorum for the Meeting.
Voting Securities
The voting securities of the Company consist of its Common Stock, of which 32,117,659 shares were outstanding on the Record Date. Each share of Common Stock outstanding on the Record Date will be entitled to one vote.
Shareholder Proposals for 2023 Annual Meeting of Stockholders
Stockholders who wish to have proposals considered for inclusion in the Proxy Statement and form of proxy for our 2023 annual meeting of our stockholders pursuant to Rule 14a-8 under the Exchange Act must cause their proposals to be received in writing by our Secretary at the address set forth on the first page of this Proxy Statement no later than December 30, 2022. Any proposal should be addressed to our Secretary and may be included in the following year’s proxy materials only if such proposal complies with the rules and regulations promulgated by the SEC. Nothing in this section shall be deemed to require us to include in our Proxy Statement or our proxy relating to any annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC.
In addition, our Bylaws currently require that we be given advance written notice of nominations for election as directors and other matters that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our proxy materials in accordance with Rule 14a-8 under the Exchange Act). Our Secretary must receive such notice at the address set forth on the first page of this Proxy Statement not later than the close of business on March 25, 2023 and no earlier than February 23, 2023 for nominations and other matters to be presented at the 2023 annual meeting of our stockholders. However, in the event that the 2023 annual meeting is held before May 24, 2023 or after August 22, 2023, for notice by a stockholder to be timely it must be received no earlier than 120 days prior to the date of the 2023 annual meeting and not later than 5:00 p.m., EDT on the later of (a) 90 days prior to the date of the 2023 annual meeting and (b) the tenth day following the day on which we first made a public announcement of the date of such meeting.
Director Attendance at Annual Meetings of Stockholders
Each Director is encouraged to attend annual meetings of stockholders. All of our directors attended the Company’s 2021 annual meeting of stockholders.
Matters Not Determined at the Time of Solicitation
The Board of Directors is not aware of any matters to come before the Meeting other than as described above. If any matter other than as described above should come before the Meeting, then the persons named in the enclosed form of Proxy Card will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

Instructions for the Virtual Annual Meeting
This year our Meeting will be a completely virtual meeting. There will be no physical meeting location. The Meeting will only be conducted via live webcast. We encourage our stockholders to participate in the Meeting. As described below, technical support will be available to you on the Meeting date through the Meeting Platform. If you have questions about participating in the Meeting prior to Meeting date, please email the undersigned at mstach@balchem.com. If your questions are technical in nature, they will be referred to Balchem’s Information Technology department for resolution.
To participate in the Meeting, visit www.virtualshareholdermeeting.com/BCPC2022 and enter the 16-digit control number included on Proxy Card or Materials’ Notice or on the instructions that accompanied your proxy materials. You may begin to log into the Meeting Platform beginning at 8:55 a.m. EDT on June 23, 2022. The Meeting will begin promptly at 9:00 a.m. EDT on June 23, 2022.
If you wish to submit a question, you may submit your question during the Meeting, by logging into the Meeting Platform at www.virtualshareholdermeeting.com/BCPC2022, typing your question into the “Ask a Question” field, and clicking “Submit.”
Questions pertinent to Meeting matters will be answered during the Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to Meeting matters and therefore will not be answered. Any questions pertinent to Meeting matters that cannot be answered during the Meeting due to time constraints will be posted online and answered at https://balchem.com/our-company/investor-relations/. The questions and answers will be available as soon as practical after the Meeting and will remain available until one week after posting.
If you encounter any technical difficulties with the Meeting Platform on the Meeting day, please call the technical support number that will be posted on the Meeting Platform. Technical support will be available starting at 8:00 a.m. EDT on June 23, 2022 and will remain available until thirty minutes after the Meeting has finished.
/s/ Mark A. Stach
Mark A. Stach
Secretary
April 29, 2022

New Hampton, New York

The Annual Report is being mailed or otherwise made available to stockholders. The Annual Report does not form part of this Proxy Statement for the solicitation of proxies.

SCAN TO
VIEW MATERIALS & VOTE

BALCHEM CORPORATION
52 SUNRISE PARK ROAD
NEW HAMPTON, NY 10958

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 22, 2022 for shares held directly and by 11:59 p.m. Eastern Time on June 20, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BCPC2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 22, 2022 for shares held directly and by 11:59 p.m. Eastern Time on June 20, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D65536-P66390

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BALCHEM CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Kathleen Fish
02) Theodore Harris
03) Matthew Wineinger

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Ratification of the appointment of RSM US LLP as the Company's independent registered public accounting firm for the year 2022.	☐	☐	☐
3. Non-binding advisory approval of Named Executive Officers compensation as described in the Proxy Statement.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K and Shareholder Letter are available at www.proxyvote.com.

D65537-P66390

REVOCABLE PROXY
BALCHEM CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING TO BE HELD JUNE 23, 2022

The undersigned hereby appoints Theodore L. Harris, C. Martin Bengtsson and Mark A. Stach, and each of them individually, as attorneys and proxies of the undersigned, with full power of substitution, at the Annual Meeting of Stockholders of Balchem Corporation scheduled to be held on June 23, 2022, and at any adjournments thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote on all matters coming before said meeting. The undersigned hereby revokes all proxies previously given by the undersigned to vote at this meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, the proxies will vote: FOR the nominees for election as directors named on this proxy card; FOR the ratification of the appointment of RSM US LLP, as the Company's independent registered public accounting firm for the year 2022; FOR approval of the compensation of our Named Executive Officers; and in their discretion on such other matters as may properly come before the meeting.

Continued and to be signed on reverse side